As filed with the Securities and Exchange Commission on June 12, 2013

Registration No. 333-188418

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ashland Inc.

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	5160	20-0865835
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

50 E. RiverCenter Boulevard P.O. Box 391

Covington, Kentucky 41012-0391

(859) 815-3333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter J. Ganz, Esq. Senior Vice President, General Counsel and Secretary P.O. Box 391

Covington, Kentucky 41012-0391

(859) 815-3048

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Andrew J. Pitts, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)          ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 12, 2013

P R O S P E C T U S

Ashland Inc.

Offer to Exchange up to $600,000,000 3.000% Senior Notes due 2016 for a Like Principal Amount of 3.000% Senior Notes due 2016 which have been registered under the Securities Act of 1933 (the “2016 Notes Exchange Offer”);

Offer to Exchange up to $700,000,000 3.875% Senior Notes due 2018 for a Like Principal Amount of 3.875% Senior Notes due 2018 which have been registered under the Securities Act of 1933 (the “2018 Notes Exchange Offer”);

Offer to Exchange up to $1,125,000,000 4.750% Senior Notes due 2022 for a Like Principal Amount of 4.750% Senior Notes due 2022 which have been registered under the Securities Act of 1933 (the “2022 Notes Exchange Offer”); and

Offer to Exchange up to $375,000,000 6.875% Senior Notes due 2043 for a Like Principal Amount of 6.875% Senior Notes due 2043 which have been registered under the Securities Act of 1933 (the “2043 Notes Exchange Offer” and, together with the 2016 Notes Exchange Offer, the 2018 Notes Exchange Offer and the 2022 Notes Exchange Offer, the “exchange offers” and each an “exchange offer”).

We are offering to exchange $600,000,000 aggregate principal amount of our outstanding, unregistered 3.000% Senior Notes due 2016 (the “Original 2016 Notes”) for an equivalent amount of registered 3.000% Senior Notes due 2016 (the “Exchange 2016 Notes”), $700,000,000 aggregate principal amount of our outstanding, unregistered 3.875% Senior Notes due 2018 (the “Original 2018 Notes”) for an equivalent amount of registered 3.875% Senior Notes due 2018 (the “Exchange 2018 Notes”), $1,125,000,000 aggregate principal amount of our outstanding, unregistered 4.750% Senior Notes due 2022 (the “Original 2022 Notes”) for an equivalent amount of registered 4.750% Senior Notes due 2022 (the “Exchange 2022 Notes”) and $375,000,000 aggregate principal amount of our outstanding, unregistered 6.875% Senior Notes due 2043 (the “Original 2043 Notes” and, together with the Original 2016 Notes, the Original 2018 Notes and the Original 2022 Notes, the “Original Notes” and each an “Original Note”) for an equivalent amount of registered 6.875% Senior Notes due 2043 (the “Exchange 2043 Notes” and, together with the Exchange 2016 Notes, the Exchange 2018 Notes and the Exchange 2022 Notes, the “Exchange Notes” and each an “Exchange Note”). The Original Notes and the Exchange Notes are sometimes referred to in this prospectus together as the “Notes.” The terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Original Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Original Notes do not apply to the Exchange Notes. The Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. The exchange offers will expire at 5:00 p.m., New York City time, on                     , 2013, subject to our right to extend the expiration date for any exchange offer. Upon expiration of the exchange offers, all outstanding Original Notes that are validly tendered and not withdrawn will be exchanged for a like principal amount of the applicable series of the Exchange Notes. You may withdraw tendered Original Notes at any time prior to the applicable expiration date.

The Exchange Notes will not be listed on any securities exchange or any automated dealer quotation system and there is currently no market for the Exchange Notes.

For a more detailed description of the Exchange Notes, see “Description of the 2016 Notes, the 2018 Notes and the 2043 Notes” and “Description of the 2022 Notes.” Each broker-dealer that receives Exchange Notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the effective date of the registration statement of which this prospectus forms a part, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Investing in the Exchange Notes involves risks. See “Risk Factors” beginning on page 10 for a discussion of certain factors you should consider in connection with the exchange offers and an investment in the Exchange Notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013

You should rely only on the information contained in this prospectus and the documents incorporated by reference herein. We have not authorized any person to provide you with any information or represent anything about us or the exchange offers that is not contained in this prospectus or incorporated by reference herein. If given or made, any such other information or representation should not be relied upon as having been authorized by us. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

We are not making the exchange offers to, nor will we accept surrenders for exchange from, holders of outstanding Original Notes in any jurisdiction in which the applicable exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful.

This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus. You may request a copy of any document incorporated by reference in this prospectus, at no cost, by calling us at (859) 815-4454 or writing us at the following address:

Ashland Inc.

P.O. Box 391

Covington, Kentucky 41012-0391

Attention: Investor Relations

In order to ensure timely delivery of the requested documents, requests should be made no later than                 , 2013, which is five business days before the date the exchange offers expire.

See “Where You can Find More Information” and “Incorporation of Certain Information By Reference.”

i

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange offers. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. You should refer to the registration statement, including the exhibits, for further information about the Exchange Notes being offered hereby. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website or at its facilities described below.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website (http://www.sec.gov). You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Our SEC filings are also available at the office of the New York Stock Exchange, or NYSE, the exchange on which our common stock is listed, at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our filings from the NYSE, you should call 212-656-5080.

You also may request a copy of any document incorporated by reference in this prospectus at no cost, by calling us at (859) 815-4454 or writing us at the following address:

Ashland Inc. P.O. Box 391 Covington, Kentucky 41012-0391 Attention: Investor Relations

Our Internet address is http://www.ashland.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference the information that we file with the SEC, which means that we are disclosing important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus and any information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC:

•	our annual report on Form 10-K for the fiscal year ended September 30, 2012;

•	our quarterly reports on Form 10-Q for the quarters ended December 31, 2012 and March 31, 2013;

•

our current reports on Form 8-K filed on November 27, 2012, February 1, 2013, February 20, 2013, February 22, 2013, February 27, 2013, March 15, 2013, March 18, 2013, March 26, 2013, May 15, 2013, May 21, 2013 and June 3, 2013;

•

those portions of our definitive proxy statement on Schedule 14A filed on December 6, 2012 incorporated by reference into our annual report on Form 10-K for the fiscal year ended September 30, 2012; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the exchange offers.

Nothing in this prospectus shall be deemed to incorporate information furnished to, but not filed with, the SEC.

ii

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is so modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus, including those relating to our strategies, concerning possible or assumed future results of our operations and other statements that are predictive in nature, are forward-looking statements. We have identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology.

These forward-looking statements are based on our expectations and assumptions, as of the date such statements are made, regarding our future operating performance and financial condition, the economy and other future events or circumstances. Our expectations and assumptions include, without limitation, those mentioned within the Management’s Discussion and Analysis of Financial Condition and Results of Operations section in each of (i) our annual report on Form 10-K for the fiscal year ended September 30, 2012 (the “2012 10-K”) and (ii) our subsequent quarterly reports on Form 10-Q, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials and the ability to recover raw material cost increases through price increases), and risks and uncertainties associated with the following: our substantial indebtedness (including the possibility that such debt and related restrictive covenants may adversely affect our future cash flows, results of operations, financial condition and our ability to repay debt), Ashland’s ability to generate sufficient cash to finance its stock repurchase plans, severe weather, natural disasters and legal proceedings and claims (including environmental and asbestos matters).

Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting us that are discussed under the caption “Risk Factors” and in our filings with the SEC, some of which are incorporated by reference herein, including under the caption “Item 1A. Risk Factors” in the 2012 10-K and “Use of estimates, risks and uncertainties” in Note A of Notes to Consolidated Financial Statements in the 2012 10-K. We believe our expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Any forward-looking statement should be considered in light of these factors and reflects our belief only at the time the statement is made. We undertake no obligation to update or revise any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting the forward-looking statements.

INDUSTRY AND MARKET DATA

Statements contained or incorporated by reference in this prospectus with respect to our positions in certain markets are based on our review of applicable literature, including industry publications, and our internal studies. Industry publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein.

iii

PROSPECTUS SUMMARY

This summary does not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the matters discussed in the sections entitled “Risk Factors” in this prospectus and in the 2012 10-K, as well as the detailed information and financial statements included or incorporated by reference in this prospectus. In this prospectus, references to “Ashland,” the “Company,” “we,” “us” and “our” refer to the business of Ashland Inc. and its subsidiaries on a consolidated basis unless the context requires otherwise.

Overview

Our company, headquartered in Covington, Kentucky, was organized in 2004 as the successor to a Kentucky corporation of the same name organized in 1936. Ashland is a leading, global specialty chemical company that provides products, services and solutions that meet customers’ needs throughout a variety of industries in more than 100 countries. Our chemistry is used in a wide variety of markets and applications, including architectural coatings, automotive, construction, energy, food and beverage, personal care, pharmaceutical, tissue and towel, and water treatment. As of March 31, 2013, we had approximately 15,000 employees worldwide (excluding contract employees). Our business consists of four reportable segments: Ashland Specialty Ingredients, Ashland Water Technologies, Ashland Performance Materials and Ashland Consumer Markets.

Ashland Specialty Ingredients

Ashland Specialty Ingredients (“Specialty Ingredients”) offers industry-leading products, technologies and resources for solving formulation and product performance challenges. Using natural, synthetic and semisynthetic polymers derived from plant and seed extract, cellulose ethers and vinyl pyrrolidones, Specialty Ingredients offers comprehensive and innovative solutions for consumer and industrial applications. Specialty Ingredients’ areas of expertise include: organic and synthetic chemistry, polymer chemistry, surface and colloid science, rheology, structural analysis and microbiology. Specialty Ingredients’ solutions provide an array of properties, including: thickening and rheology control, water retention, adhesive strength, binding power, film formation, conditioning and deposition, colloid stabilization and suspension.

Ashland Water Technologies

Ashland Water Technologies (“Water Technologies”) is a leading specialty chemical supplier of process, utility and functional chemistries globally. Water Technologies offers products and equipment technologies designed to help customers improve operational efficiencies, enhance product quality, protect plant assets and minimize environmental impact. Water Technologies offers a range of services, including analytical and applications laboratories and customized program offerings. Water Technologies’ chemical product lines include biocides, cleaners, coagulants and flocculants, converting additives, corrosion inhibitors, defoamers, deposit and scale inhibitors, internal and surface size agents, membrane treatments, odor inhibitors and neutralizers, oxygen scavengers, pulp mill additives, retention, drainage and clarification aids, tissue-making additives, wet- and dry-strength additives and wood adhesives.

Ashland Performance Materials

Ashland Performance Materials (“Performance Materials”) is a global leader in unsaturated polyester resins and epoxy vinyl ester resins, gelcoats, pressure-sensitive and structural adhesives, specialty coatings and elastomers. It also provides metal casting consumables and design services for effective foundry management through its 50% ownership in the ASK Chemicals GmbH joint venture. Performance Materials’ composite resins; water-based and energy-curable coatings; pressure-sensitive adhesives; and elastomers are used in the construction, transportation, infrastructure, boatbuilding, and packaging and converting markets.

Ashland Consumer Markets

Ashland Consumer Markets (“Consumer Markets”) is a leading, worldwide producer and distributor of premium-branded automotive, commercial and industrial lubricants and car-care products. It operates and franchises more than 860 Valvoline Instant Oil Change™ centers in the United States. It markets Valvoline™ lubricants and automotive chemicals; MaxLife™ lubricants for cars with higher mileage engines; NextGen™ motor oil, created with 50-percent recycled, re-refined oil; SynPower™ synthetic motor oil; Eagle One™ and Car Brite™ automotive appearance products; and Zerex™ antifreeze.

Corporate and Stockholder Information

We are a publicly traded Kentucky corporation. Our common stock is listed on the NYSE under the symbol “ASH.” Our headquarters and principal executive offices are located at 50 E. RiverCenter Boulevard, Covington, Kentucky 41011-1678. Our telephone number is (859) 815-3333, and our website address is http://www.ashland.com. Information contained in, linked to, or from our website is not incorporated by reference into this prospectus and is not a part of this prospectus.

Summary of the Terms of the Exchange Offers

Background	On August 7, 2012, we completed a private placement of $500 million aggregate principal amount of the Original 2022 Notes. On February 26, 2013, we completed a private placement of $600 million aggregate principal amount of the Original 2016 Notes, $700 million aggregate principal amount of the Original 2018 Notes, $650 million aggregate principal amount of the Original 2022 Notes and $350 million aggregate principal amount of the Original 2043 Notes. On March 14, 2013, we completed a private placement of $25 million aggregate principal amount of the Original 2043 Notes and repurchased and retired $25 million aggregate principal amount of the Original 2022 Notes. In connection with each of the private placements, we entered into a registration rights agreement in which we agreed, among other things, to complete the exchange offers. See “The Exchange Offers—Purpose of the Exchange Offers; Registration Rights.”

The Exchange Offers	We are offering to exchange:

•	the unregistered Original 2016 Notes for an equivalent amount of the Exchange 2016 Notes, which have been registered under the Securities Act;

•	the unregistered Original 2018 Notes for an equivalent amount of the Exchange 2018 Notes, which have been registered under the Securities Act;

•	the unregistered Original 2022 Notes for an equivalent amount of the Exchange 2022 Notes, which have been registered under the Securities Act; and

•	the unregistered Original 2043 Notes for an equivalent amount of the Exchange 2043 Notes, which have been registered under the Securities Act.

The Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. See “The Exchange Offers—Terms of the Exchange Offers.”

In order to exchange an Original Note, you must follow the required procedures. We will exchange all Original Notes validly tendered and not validly withdrawn prior to the expiration date. See “The Exchange Offers.”

Resale of Exchange Notes

Based on interpretations of the SEC staff, as described in previous no-action letters issued to third parties, we believe that the Exchange Notes you receive pursuant to the exchange offers in exchange for the Original Notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the Exchange Notes issued in the exchange offers in the ordinary course of your business;

•

you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes you will receive in the exchange offers; and

•	you are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act.

By tendering your Original Notes as described in “The Exchange Offers—Procedures for Tendering,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offers. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. We have agreed that, for a period of up to 180 days after the effective date of the registration statement of which this prospectus forms a part, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Consequences if You Do Not Exchange Your Original Notes	Original Notes that are not tendered in the exchange offers or are not accepted for exchange will continue to be subject to transfer restrictions. You will not be able to offer or sell such Original Notes unless you are able to rely on an exemption from the requirements of the Securities Act or the Original Notes are registered under the Securities Act.

After the exchange offers are completed, we will no longer have an obligation to register the Original Notes, except under limited circumstances. To the extent that Original Notes are tendered and accepted in the exchange offers, the market for any remaining Original Notes will be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

Expiration Date	Each exchange offer expires at 5:00 p.m., New York City time, on , 2013, subject to our right to extend the expiration date for any exchange offer. See “The Exchange Offers—Expiration Date; Extensions; Amendments.”

Issuance of Exchange Notes	We will issue Exchange Notes in exchange for Original Notes tendered and accepted in the exchange offers promptly following the expiration date (unless amended as described in this prospectus). See “The Exchange Offers—Terms of the Exchange Offers.”

Conditions to the Exchange Offers	The exchange offers are subject to certain customary conditions, which we may amend or waive. The exchange offers are not conditioned upon any minimum principal amount of outstanding Original Notes being tendered. See “The Exchange Offers—Conditions to the Exchange Offers.”

Special Procedures for Beneficial Holders	If you beneficially own Original Notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offers, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the exchange offers on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either arrange to have the Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time. See “The Exchange Offers—Procedures for Tendering.”

Withdrawal Rights	You may withdraw your tender of Original Notes at any time before the expiration date for the applicable exchange offer. See “The Exchange Offers—Withdrawal of Tenders.”

Accounting Treatment	We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offers. The expenses of the exchange offers that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles. See “The Exchange Offers—Accounting Treatment.”

Federal Income Tax Consequences	The exchange of Original Notes for Exchange Notes pursuant to the exchange offers generally will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of Exchange Notes in connection with the exchange offers.

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the exchange offers. The address and telephone number of the exchange agent are set forth under “The Exchange Offers—Exchange Agent.” U.S. Bank National Association is also the trustee under the indenture governing the Original Notes and the Exchange Notes.

Summary of the Terms of the Notes

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the 2016 Notes, the 2018 Notes and the 2043 Notes” and the “Description of the 2022 Notes” sections of this prospectus contain a more detailed description of the terms and conditions of the Notes. Other than the restrictions on transfer, registration rights and special interest provisions, the Exchange Notes will have the same financial terms and covenants as the Original Notes.

Issuer	Ashland Inc.

Notes Offered	$600 million aggregate principal amount of 3.000% Senior Notes due 2016

$700 million aggregate principal amount of 3.875% Senior Notes due 2018

$1,125 million aggregate principal amount of 4.750% Senior Notes due 2022

$375 million aggregate principal amount of 6.875% Senior Notes due 2043

Maturity Dates	Exchange 2016 Notes: March 15, 2016

Exchange 2018 Notes: April 15, 2018

Exchange 2022 Notes: August 15, 2022

Exchange 2043 Notes: May 15, 2043

Interest	Interest on the Exchange 2016 Notes will accrue at a rate of 3.000% per year, payable semi-annually in cash in arrears on March 15 and September 15 of each year, commencing September 15, 2013.

Interest on the Exchange 2018 Notes will accrue at a rate of 3.875% per year, payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing October 15, 2013.

Interest on the Exchange 2022 Notes will accrue at a rate of 4.750% per year, payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing August 15, 2013.

Interest on the Exchange 2043 Notes will accrue at a rate of 6.875% per year, payable semi-annually in cash in arrears on May 15 and November 15 of each year, commencing November 15, 2013.

In each case, interest will accrue from the most recent date to which interest on the respective Original Notes has been paid, or, in the case of the Exchange 2016 Notes, the Exchange 2018 Notes and the Exchange 2043 Notes, if no interest has been paid, from February 26, 2013, or, in the case of the Exchange 2022 Notes, if no interest has been paid, from February 15, 2013.

Ranking	The Notes will constitute unsecured unsubordinated debt. They will:

•	rank equally in right of payment with all of our existing and future unsecured unsubordinated debt;

•	rank senior in right of payment to all of our future subordinated debt;

•

be effectively subordinated to any of our existing and future secured debt, including our accounts receivable securitization facility and certain other indebtedness of our subsidiaries, to the extent of the value of the assets securing such debt; and

•

be structurally subordinated to all existing and future liabilities of our subsidiaries, including indebtedness of our subsidiaries, which includes our accounts receivable securitization facility, the 6.60% debentures due 2027 issued by our wholly-owned subsidiary, Hercules Incorporated (“Hercules”) (the “6.60% Hercules debentures due 2027”), the 6.50% junior subordinated debentures due 2029 issued by Hercules (the “6.50% Hercules junior subordinated debentures due 2029”) and other debt obligations.

As of March 31, 2013, total outstanding debt of the Company was $3,509 million, of which amount $360 million was secured. As of such date, our subsidiaries had $529 million of debt (including $331 million under our accounts receivable securitization facility but excluding guarantees of our then-outstanding 9.125% senior notes due 2017).

Optional Redemption	We may redeem some or all of the Original 2016 Notes or the Exchange 2016 Notes at any time prior to February 15, 2016 at a price equal to 100% of the principal amount of the 2016 notes redeemed plus accrued and unpaid interest and additional interest (in the case of the Original 2016 Notes), if any, to the date of redemption plus a “make-whole” amount. We may redeem some or all of the Original 2016 Notes or the Exchange 2016 Notes at any time on or after February 15, 2016 at a price equal to 100% of the principal amount of the Original 2016 Notes or the Exchange 2016 Notes redeemed plus accrued and unpaid interest and additional interest (in the case of the Original 2016 Notes), if any, to the date of redemption.

We may redeem some or all of the Original 2018 Notes or the Exchange 2018 Notes at any time prior to March 15, 2018 at a price equal to 100% of the principal amount of the Original 2018 Notes or the Exchange 2018 Notes redeemed plus accrued and unpaid interest and additional interest (in the case of the Original 2018 Notes), if any, to the date of redemption plus a “make-whole” amount. We may redeem some or all of the Original 2018 Notes or the Exchange 2018 Notes at any time on or after March 15, 2018 at a price equal to 100% of the principal amount of the Original 2018 Notes or the Exchange 2018 Notes redeemed plus accrued and unpaid interest and additional interest (in the case of the Original 2018 Notes), if any, to the date of redemption.

We may redeem some or all of the Original 2022 Notes or the Exchange 2022 Notes at any time prior to May 15, 2022 at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest and additional interest (in the case of the Original 2022 Notes), if any, to the date of redemption plus a “make-whole” amount. We may redeem some or all of the Original 2022 Notes or the Exchange 2022 Notes at any time on or after May 15, 2022 at a price equal to 100% of the principal amount of the Original 2022 Notes or the Exchange 2022 Notes redeemed plus accrued and unpaid interest and additional interest (in the case of the Original 2022 Notes), if any, to the date of redemption.

We may redeem some or all of the Original 2043 Notes or the Exchange 2043 Notes at any time prior to February 15, 2043 at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest and additional interest (in the case of the Original 2043 Notes), if any, to the date of redemption plus a “make-whole” amount. We may redeem some or all of the Original 2043 Notes or the Exchange 2043 Notes at any time on or after February 15, 2043 at a price equal to 100% of the principal amount of the Original 2043 Notes or the Exchange 2043 Notes redeemed plus accrued and unpaid interest and additional interest (in the case of the Original 2043 Notes), if any, to the date of redemption.

See “Description of the 2016 Notes, the 2018 Notes and the 2043 Notes—Optional Redemption” and “Description of the 2022 Notes—Optional Redemption.”

Offer to Purchase Upon Change of Control Repurchase Event	Upon the occurrence of a “change of control repurchase event” (as defined below under “Description of the 2016 Notes, the 2018 Notes and the 2043 Notes—Change of Control” or “Description of the 2022 Notes—Change of Control”) with respect to the series of notes described therein, unless we have exercised our right to redeem the Notes of such series, we will be required to make an offer to each holder of Notes of such series to repurchase all or any part (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of that holder’s Notes of such series at a repurchase price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the 2016 Notes, the 2018 Notes and the 2043 Notes—Change of Control” and “Description of the 2022 Notes—Change of Control.”

Certain Covenants	The indentures governing the Notes contain limited covenants that limit our ability, with certain exceptions, to:

•	incur certain debt secured by liens without equally and ratably securing the notes,

•	engage in sale-and-leaseback transactions,

•	permit certain of our subsidiaries to incur or guarantee certain debt without guaranteeing the notes, and

•	merge or consolidate with another entity.

For more details, see “Description of the 2016 Notes, the 2018 Notes and the 2043 Notes—Certain Covenants” and “Description of the 2022 Notes—Certain Covenants.”

No Public Trading Market	The Exchange Notes will not be listed on any securities exchange or any automated dealer quotation system and there is currently no market for the Exchange Notes. Accordingly, there can be no assurance that a market for the Exchange Notes will develop upon the completion of the exchange offers or, if developed, that such market will be sustained or as to the liquidity of any market.

Trustee, Registrar and Paying Agent	U.S. Bank National Association

Governing Law	State of New York

Risk Factors	You should carefully consider the information in the section entitled “Risk Factors” and under the heading “Risk Factors” in our 2012 10-K, and all other information included or incorporated by reference in this prospectus for an explanation of certain risks associated with the exchange offers.

RISK FACTORS

An investment in the Notes is subject to risks and uncertainties. You should carefully consider the risks described below in addition to the other information contained or incorporated by reference in this prospectus, including under the heading “Risk Factors” in our 2012 10-K, before deciding whether to participate in the exchange offers. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. Realization of any of these risks could have a material adverse effect on our business, financial condition, cash flows and results of operations or could materially affect the value or liquidity of the Notes and result in the loss of all or part of your investment in the Notes.

Risks Relating to the Exchange Offers

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

Original Notes that you do not tender or we do not accept will, following the exchange offers, continue to be restricted securities, and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. We will issue Exchange Notes in exchange for the Original Notes pursuant to the exchange offers only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers—Procedures for Tendering.” These procedures and conditions include timely receipt by the exchange agent of such Original Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from The Depository Trust Company (“DTC”)).

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the exchange offers will be substantially limited. Any Original Notes tendered and exchanged in the exchange offers will reduce the aggregate principal amount of the Original Notes outstanding. Following the exchange offers, if you do not tender your Original Notes you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

A broker-dealer that acquired the Original Notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

If an active trading market does not develop for the Exchange Notes, you may be unable to sell the Exchange Notes or to sell them at a price you deem sufficient.

Each series of Exchange Notes is a new issue of securities for which there is currently no public trading market. We do not intend to list the Exchange Notes on any securities exchange or automated dealer quotation system. Accordingly, we cannot assure you that an active trading market will develop for the Exchange Notes upon completion of the exchange offers or, if such a market does develop, that such market will be maintained or as to the liquidity of any such market. If an active market does not develop or is not maintained, the market price and the liquidity of the Exchange Notes may be adversely affected. In addition, the liquidity of the trading market for the Exchange Notes, if it develops, and the market price quoted for the Exchange Notes, may be adversely affected by changes in prevailing interest rates and market conditions generally, as well as changes in our performance and negative changes in the ratings assigned to us or our debt securities.

Risks Relating to the Notes

Our substantial indebtedness may adversely affect our business, results of operations and financial condition, and our restrictive debt covenants may affect our ability to successfully operate our businesses.

Primarily as a result of the acquisition of International Speciality Products Inc. (“ISP”), we incurred a substantial amount of debt. At March 31, 2013, our total debt was approximately $3,509 million. Our substantial indebtedness could adversely affect our business, results of operations and financial condition by, among other things:

•

requiring us to dedicate a substantial portion of our cash flow from operations to pay principal and interest on our debt, which would reduce the availability of our cash flow to fund working capital, capital expenditures, acquisitions, execution of our growth strategy and other general corporate purposes;

•	limiting our ability to borrow additional amounts to fund working capital, capital expenditures, acquisitions, debt service requirements, execution of our growth strategy and other purposes;

•

making us more vulnerable to adverse changes in general economic, industry and regulatory conditions in our business by limiting our flexibility in planning for, and making it more difficult for us to react quickly to, changing conditions;

•	placing us at a competitive disadvantage compared with those of our competitors that have less debt and lower debt service requirements;

•	making us more vulnerable to increases in interest rates since some of our indebtedness is subject to variable rates of interest; and

•	making it more difficult for us to satisfy our financial obligations, including with respect to the Notes.

In addition, we may not be able to generate sufficient cash flow from our operations to repay our indebtedness when it becomes due and to meet our other cash needs. If we are not able to pay our debts as they become due, we could be required to pursue one or more alternative strategies to repay indebtedness, such as selling assets, refinancing or restructuring our indebtedness or selling additional debt or equity securities. We may not be able to refinance our debt or sell additional debt or equity securities or our assets on favorable terms, if at all, and if we must sell our assets, it may negatively affect our ability to generate revenues.

Our debt facilities contain various covenants that limit our ability to, among other things: grant liens; incur additional indebtedness; provide guarantees; engage in mergers and acquisitions; sell, transfer and otherwise dispose of property and assets; make loans; invest in joint ventures and other investments; declare dividends, make distributions or redeem or repurchase capital stock; change the nature of our business; and enter into transactions with our affiliates. In addition, we are required to maintain specified financial ratios and satisfy certain financial condition tests specified in our five-year senior unsecured revolving credit facility (“senior credit facility”). If we do not adhere to these covenants, the lenders may have the right to declare a default and could require immediate payment of all debts outstanding or seek other remedies available to them under the debt facilities.

There are limited financial covenants under the indentures.

We are not restricted under the indentures governing the Notes from incurring additional unsecured debt, and the limitation on our ability to incur additional secured debt without securing each series of the Notes equally and ratably with such additional secured debt is subject to significant exceptions. For example, as of March 31, 2013, we had $1,024 million of availability under our senior credit facility. The Notes are unsecured and effectively subordinated to any secured debt that we have issued or that we may issue in the future. We expect that we will from time to time incur additional debt and other liabilities. All or a portion of such debt or other liabilities may be incurred by our subsidiaries. In addition, the indentures do not restrict us from paying dividends or issuing or repurchasing securities.

Despite current indebtedness levels, we may incur more debt. The incurrence of additional debt could further exacerbate the risks associated with our substantial indebtedness.

The indentures governing the Notes permit, and the credit agreement governing our senior credit facility permits, us and our existing or future subsidiaries to incur additional debt, including additional notes, subject to certain limitations. If new debt is added to our or any such subsidiary’s current debt levels, the related risks that we and they face could intensify.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

If we default under the agreements governing our indebtedness, including a default under our senior credit facility that is not waived by the required lenders, the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest and additional interest, if any, on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest and additional interest, if any, on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness, including our senior credit facility, our accounts receivable securitization facility, the indentures governing the Notes and the indenture governing the 6.60% Hercules debentures due 2027. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines we may in the future need to obtain waivers from lenders under our senior credit facility to avoid breaching our covenants and being in default under our senior credit facility. We may not be able to obtain waivers from the required lenders, in which case we would be in default under our senior credit facility and the lenders could exercise their rights, as described above. See “Description of the 2016 Notes, the 2018 Notes and the 2043 Notes” and “Description of the 2022 Notes.”

The Notes are not secured by any of our assets. Some of our debt obligations, including our accounts receivable securitization facility and certain other subsidiary indebtedness, are secured, giving holders of such indebtedness a prior claim on a portion of our assets and a portion of the property, plant and equipment of our subsidiaries.

The Notes are not secured by any of our assets. However, some of our debt obligations, including our accounts receivable securitization facility and certain other subsidiary indebtedness, are secured by a portion of our assets. The indentures governing the Notes permit us, subject to certain restrictions, to issue additional secured debt in the future. If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders and holders, as applicable, under those instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt. Accordingly, the holders of our other secured indebtedness will have a priority claim on our assets securing the debt owed to them. In that event, because the Notes are not secured by any of our assets, it is possible that our remaining assets might be insufficient to satisfy your claims in full. Additionally, the accounts receivable, related assets and certain rights to collection we sell under our accounts receivable securitization facility will not be available to our creditors should we become insolvent or be liquidated.

The Notes are structurally subordinated to the indebtedness of our subsidiaries and the repayment of our debt, including the Notes, is partly dependent on cash flow generated by our subsidiaries.

The Notes are our obligations exclusively and not the obligation of any of our subsidiaries. A portion of our operations is conducted through our subsidiaries. Repayment of our indebtedness, including the Notes, is partly dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Notes. However, our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Notes or to make any funds available therefor, whether by dividends, loans or other payments. In addition, their ability to transfer funds or make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Notes). Consequently, the Notes are effectively subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish.

We may not be able to repurchase the Notes upon a change of control repurchase event.

Upon the occurrence of a change of control repurchase event with respect to a series of Notes, we will be required to offer to repurchase all outstanding Notes of such series at 101% of their principal amount. We may not be able to repurchase the Notes upon a change of control repurchase event because we may not have sufficient funds. Further, we may be contractually restricted under the terms of our other indebtedness from repurchasing all of the Notes tendered by holders upon a change of control repurchase event. Accordingly, we may not be able to satisfy our obligations to purchase the Notes unless we are able to refinance or obtain waivers under our indebtedness. Our failure to repurchase the Notes upon a change of control repurchase event would cause a default under the indentures and a cross-default under our senior credit facility. Our senior credit facility also provides that specific kinds of change of control events will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

In addition, the change of control provisions in the indentures may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction that does not result in a change of control repurchase event under the indentures. Therefore, if an event occurs that does not constitute a change of control repurchase event with respect to a series of Notes, we will not be required to make an offer to repurchase the Notes of such series. See “Description of the 2016 Notes, the 2018 Notes and the 2043 Notes—Change of Control” and “Description of the 2022 Notes—Change of Control.”

Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes.

There is no established public market for the Notes. We do not intend to have the Notes listed on any securities exchange. The initial purchasers of the Original Notes have advised us that they intend to make a market in the Notes as permitted by applicable laws and regulations; however, the initial purchasers of the Original Notes are not obligated to make a market in the Notes, and they may discontinue their market making activities at any time without notice. Therefore, we cannot assure you that an active market for the Notes will develop or, if developed, that it will continue.

Changes in the ratings of the Notes, our credit ratings or the debt markets could adversely affect the price of the Notes.

The trading prices for the Notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by, or the market price for debt securities issued by, other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

The financial markets and prevailing interest rates are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Notes. Credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit rating for us based on their overall view of our industry. Rating organizations may lower their respective ratings of the Notes or decide not to continue to rate the Notes in their sole discretion. The reduction, suspension or withdrawal of the ratings of the Notes will not constitute an event of default under the indentures. However, any reduction, suspension or withdrawal of these ratings may adversely affect the market price or liquidity of the Notes.

USE OF PROCEEDS

The exchange offers are intended to satisfy our obligations under the registration rights agreements entered into in connection with the issuance of the Original Notes. We will not receive any proceeds from the issuance of Exchange Notes in connection with the exchange offers. In consideration for issuing the Exchange Notes, we will receive the Original Notes from you in like principal amount. The Original Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our indebtedness other than to the extent that we incur any indebtedness in connection with the payment of expenses to be incurred in connection with the exchange offers, including the fees and expenses of the exchange agent and accounting and legal fees.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. For purposes of calculating this ratio, (i) earnings are comprised income (loss) from continuing operations, income tax expense (benefit), interest expense, interest portion of rental expense, amortization of deferred debt expense and distributions (less than) in excess of earnings of unconsolidated affiliates and (ii) fixed charges consist of interest expense, interest portion of rental expense, amortization of deferred debt expense and capitalized interest.

	Fiscal Year Ended September 30,								Six Months Ended March 31,
	2008	2009		2010	2011		2012		2012	2013
Ratio of Earnings to Fixed Charges	4.69x	(A	)	1.31x	(B	)	(C	)	2.55x	1.95x

(A) Deficiency Ratio – Due to the loss from continuing operations, the Ratio of Earnings to Fixed Charges was less than 1x. To achieve a ratio of 1x, additional total earnings of $325 million would have been required for the year ended September 30, 2009.

(B) Deficiency Ratio – The Ratio of Earnings to Fixed Charges was less than 1x. To achieve a ratio of 1x, additional total earnings of $9 million would have been required for the year ended September 30, 2011.

(C) Deficiency Ratio – The Ratio of Earnings to Fixed Charges was less than 1x. To achieve a ratio of 1x, additional total earnings of $47 million would have been required for the year ended September 30, 2012.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth summary historical consolidated financial information for us for the periods presented. The summary financial data as of and for the six months ended March 31, 2012 and 2013, has been derived from our unaudited condensed consolidated financial statements which include, in the opinion of our management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of our operations and financial position for the periods and dates presented. The results of operations for any interim period are not necessarily indicative of results for the full year or any other interim period. The summary financial information, as of and for each of the five fiscal years ended September 30, has been derived from our audited consolidated financial statements. This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the notes thereto in our 2012 10-K, incorporated by reference in this prospectus, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and the notes thereto in our second quarter 10-Q, incorporated by reference in this prospectus, and other financial information included and incorporated by reference in this prospectus.

	Year Ended September 30,					Six Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
	(In millions, except per share amounts)
Summary of operations
Sales	$4,176	$5,220	$5,741	$6,502	$8,206	$4,009	$3,843
Cost and expenses
Cost of sales	3,209	3,850	4,124	4,890	6,025	2,912	2,738
Selling, general and administrative expense	900	1,406	1,338	1,451	1,800	743	685
Research and development expense	48	89	78	80	137	61	71

	4,157	5,345	5,540	6,421	7,962	3,716	3,494
Equity and other income	50	34	48	49	58	30	32

Operating income (loss)	69	(91)	249	130	302	323	381
Net interest and other financing income (expense)	28	(205)	(197)	(121)	(317)	(113)	(189)
Net gain (loss) on acquisition and divestitures	20	59	21	(5)	1	(3)	7
Other (expense) income	—	(86)	2	(1)	—	—	—

Income (loss) from continuing operations before income taxes	117	(323)	75	3	(14)	207	199
Income tax expense (benefit)	30	(83)	(13)	(53)	(52)	57	42

Income (loss) from continuing operations	87	(240)	88	56	38	150	157
Income (loss) from discontinued operations	29	(21)	53	358	(12)	(1)	(3)

Net income (loss)	$116	$(261)	$141	$414	$26	$149	$154

Balance sheet information (period end)
Current assets	$3,026	$2,478	$2,833	$3,387	$3,209	$3,283	$3,045
Current liabilities	1,230	1,577	1,687	1,739	1,913	1,578	1,770

Working capital	$1,796	$901	$1,146	$1,648	$1,296	$1,705	$1,275

Total assets	$5,771	$9,610	$9,530	$12,966	$12,524	$12,706	$12,251
Short-term debt	$—	$23	$71	$83	$344	$55	$456
Long-term debt (including current portion)	66	1,590	1,153	3,749	3,246	3,697	3,053
Stockholders’ equity	3,198	3,601	3,807	4,135	4,029	4,232	4,157

	Year Ended September 30,					Six Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
	(In millions, except per share amounts)
Cash flow information
Cash flows from operating activities from continuing operations	$298	$735	$551	$243	$385	$28	$239
Additions to property, plant and equipment	178	165	192	201	298	98	117
Cash dividends	69	22	35	51	63	27	36
Common stock information
Basic earnings per share
Income (loss) from continuing operations	$1.39	$(3.31)	$1.14	$0.72	$0.49	$1.93	$1.99
Net income (loss)	1.83	(3.60)	1.82	5.28	0.33	1.91	1.95
Diluted earnings per share
Income (loss) from continuing operations	$1.37	$(3.31)	$1.11	$0.70	$0.48	$1.89	$1.95
Net income (loss)	1.82	(3.60)	1.78	5.17	0.33	1.87	1.92
Dividends
Regular cash dividends per share	$1.10	$0.30	$0.45	$0.65	$0.80	$0.35	$0.45

For a complete discussion of the comparability of the selected consolidated financial data, including, but not limited to, the acquisitions of ISP and Hercules as well as the divestiture of Ashland Distribution and change in method of recognizing actuarial gains and losses for defined benefit pension plans and other post-retirement benefit plans, see the 2012 10-K, incorporated by reference in this prospectus.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers; Registration Rights

In connection with the sale of the Original 2016 Notes, the Original 2018 Notes, the Original 2022 Notes and the Original 2043 Notes, we entered into registration rights agreements with the initial purchasers, under which we agreed to use our commercially reasonable efforts to cause to be filed and have declared effective an exchange offer registration statement under the Securities Act and to consummate the exchange offers for such Notes. The exchange offers are being made pursuant to the registration rights agreements to satisfy our obligations under those agreements.

We are making the exchange offers in reliance on the position of the SEC as described in previous no-action letters issued to third parties. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Notes who exchanges Original Notes for Exchange Notes in the exchange offers generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, for a period of up to 180 days after the effective date of the registration statement of which this prospectus forms a part, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

The exchange offers are not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the exchange offers or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

In the event that (1) any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offers, (2) for any other reason the exchange offers are not consummated by the applicable “exchange date” (August 8, 2013 for the Original 2022 Notes and February 26, 2014 for the Original 2016 Notes, the Original 2018 Notes and the Original 2043 Notes) or (3) under certain circumstances, the initial purchasers shall so request, we will, at our expense, (a) cause to be filed with the SEC a shelf registration statement covering resales of the Original Notes of the applicable series within 30 days of the date the obligation to file a shelf registration statement arose, (b) use our commercially reasonable efforts to cause such shelf registration statement to be declared effective on or before the 60th day after the deadline for filing the shelf registration statement and (c) subject to our right to suspend use of the prospectus that forms a part thereof, use our commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the first anniversary of the effective date of the shelf registration statement and the date all Original Notes covered by the shelf registration statement have been sold as contemplated in the shelf registration statement. We will, in the event of the filing of the shelf registration statement, provide to each holder of the Original Notes of the applicable series copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the Original Notes of such series. A holder of Original Notes that sells its Original Notes pursuant to the shelf registration statement generally (1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (3) will be bound by the provisions of the applicable registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, each holder of the Original Notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the applicable registration rights agreement to have their Original Notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages described in the following paragraph.

In the event that we do not consummate the exchange offer with respect to any series of the Original Notes as of the applicable exchange date, or that we fail to comply with our obligation to file a shelf registration statement, if required by the applicable registration rights agreement, the interest rate borne by the applicable series of Original Notes will be increased by 0.50% per annum for the first 90-day period and thereafter it will be increased by an additional 0.50% per annum for each 90-day period that elapses, provided that the aggregate increase in such annual interest rate may in no event exceed 1.00%, until (a) the exchange offer registration statement has been declared effective and consummated and (b) the shelf registration statement (if required) is declared effective. Upon the cure of all of the registration defaults set forth above, the interest rate borne by the Original Notes of such series will be reduced to the original interest rate if we are otherwise in compliance with this paragraph; provided, however, that if, after any such reduction in interest rate, certain events occur with respect to a different registration default, the interest rate on the applicable series of Original Notes may again be increased pursuant to the foregoing provisions.

This summary of certain provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by, the complete provisions of the registration rights agreements, each of which is incorporated by reference in this prospectus.

Terms of the Exchange Offers

We are offering to exchange the unregistered Original 2016 Notes for an equivalent amount of the Exchange 2016 Notes, which have been registered under the Securities Act, the unregistered Original 2018 Notes for an equivalent amount of the Exchange 2018 Notes, which have been registered under the Securities Act, the unregistered Original 2022 Notes for an equivalent amount of the Exchange 2022 Notes, which have been registered under the Securities Act and the unregistered Original 2043 Notes for an equivalent amount of the Exchange 2043 Notes, which have been registered under the Securities Act. As of the date of this prospectus $600,000,000 aggregate principal amount of Original 2016 Notes, $700,000,000 aggregate principal amount of Original 2018 Notes, $1,125,000,000 aggregate principal amount of Original 2022 Notes and $375,000,000 aggregate principal amount of Original 2043 Notes are outstanding.

Upon the terms and subject to the conditions of the exchange offers set forth in this prospectus and the accompanying letter of transmittal, we will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date. Promptly after the expiration date (unless extended as described in this prospectus), we will issue Exchange Notes for a like principal amount of outstanding Original Notes tendered and accepted in connection with the exchange offers. The Exchange Notes issued in connection with the exchange offers will be delivered promptly after the expiration date. Holders may tender some or all of their Original Notes in connection with the exchange offers, but only in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof.

The terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Original Notes, except that the Exchange Notes are registered under the Securities Act, and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Original Notes do not apply to the Exchange Notes. The Exchange Notes will evidence the same debt as the Original Notes and will be issued under the same respective indentures and be entitled to the same benefits under the respective indentures as the Original Notes being exchanged.

Except as described under “Book-Entry, Delivery and Form,” Exchange Notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Book-Entry, Delivery and Form.”

Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the exchange offers. We intend to conduct the exchange offers in accordance with the applicable requirements of Regulation 14E under the Exchange Act. Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offers will remain outstanding and be entitled to the benefits of the applicable indenture under which they were issued, but certain registration and other rights under the applicable registration rights agreement will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the applicable registration rights agreement. See “—Consequences of Failure to Properly Tender Original Notes in the Exchange Offers.”

We shall be considered to have accepted validly tendered Original Notes if and when we have given oral (to be followed by prompt written notice) or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the expiration date for the exchange offers.

Holders who tender Original Notes for exchange will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on their exchange of Original Notes in connection with the exchange offers. We will pay all charges and expenses, other than certain applicable transfer taxes described below, in connection with the exchange offers. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The expiration date for the exchange offers is 5:00 p.m., New York City time, on             , 2013, unless we extend the expiration date for any exchange offer. We may extend this expiration date for any exchange offer in our sole discretion. If we so extend the expiration date for any exchange offer, the term “expiration date” for such exchange offer shall mean the latest date and time to which we extend such exchange offer.

We reserve the right in our sole discretion:

•	to extend any exchange offer and to delay acceptance of the relevant Original Notes in connection with any such extension;

•	to terminate any exchange offer if, in our reasonable judgment, any of the conditions described below under “—Conditions to the Exchange Offers” shall not have been satisfied or waived; or

•	to amend the terms of the exchange offers in any way we determine.

We will give written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, written notice regarding any delay in acceptance, extension or termination of the exchange offer to the registered holders of Original Notes. Our reservation of the right to delay acceptance of any Original Notes is limited by Rule 14e-1(c) under the Exchange Act, which requires payment of the consideration offered or return of the Original Notes promptly after termination or withdrawal of the applicable exchange offer. Other than an extension of the applicable exchange offer, we are not aware of any circumstance that would cause us to delay acceptance of any validly tendered Original Notes. If we amend any exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Original Notes of the applicable series of the amendment or waiver, and extend the exchange offer if required by law. The length of any such extension will be governed by Rule 14e-1(b) under the Exchange Act. This rule and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following a material change in the terms of the tender offer (other than a change in price or a change in percentage of Original Notes sought) will depend on the facts and circumstances, including the relative materiality of such changes. In accordance therewith, in the event of a material change in the terms of any exchange offer or the waiver of a material condition, we would extend the applicable exchange offer so that at least five business days remain in such exchange offer following notice of the material change.

We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offers by making a timely release through an appropriate news agency.

If we delay accepting any Original Notes or terminate any exchange offer, we promptly will pay the consideration offered, or return any Original Notes deposited, pursuant to such exchange offer as required by Rule 14e-1(c).

Interest on the Exchange Notes

Interest on the Exchange 2016 Notes will accrue at a rate of 3.000% per year, payable semi-annually in cash in arrears on March 15 and September 15 of each year, commencing September 15, 2013. Interest on the Exchange 2018 Notes will accrue at a rate of 3.875% per year, payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing October 15, 2013. Interest on the Exchange 2022 Notes will accrue at a rate of 4.750% per year, payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing August 15, 2013. Interest on the 2043 notes will accrue at a rate of 6.875% per year, payable semi-annually in cash in arrears on May 15 and November 15 of each year, commencing November 15, 2013. In each case, interest will accrue from the most recent date to which interest on the respective Original Notes has been paid or, in the case of the Exchange 2016 Notes, the Exchange 2018 Notes and the Exchange 2043 Notes, if no interest has been paid, from February 26, 2013, or, in the case of the Exchange 2022 Notes, if no interest has been paid, from February 15, 2013.

Conditions to the Exchange Offers

Notwithstanding any other term of the exchange offers, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and may terminate any or all of the exchange offers as provided in this prospectus before the acceptance of the Original Notes, if prior to the expiration date:

•

any law, statute, rule or regulation shall have been proposed, adopted or enacted, or interpreted in a manner, which, in our reasonable judgment, would impair our ability to proceed with the exchange offers;

•

any action or proceeding is instituted or threatened in any court or by or before the SEC or any other governmental agency with respect to the exchange offers which, in our reasonable judgment, would impair our ability to proceed with the exchange offers;

•	we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offers as contemplated by this prospectus;

•	any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the exchange offers;

•

any other change or development, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the Exchange Notes or the Original Notes or the value of the exchange offers to us; or

•

there shall have occurred (i) any suspension or limitation of trading in securities generally on the any national securities exchange or the over-the-counter market; (ii) a declaration of a banking moratorium by United States Federal or New York authorities; or (iii) a commencement or escalation of a war or armed hostilities involving or relating to a country where we do business or other international or national emergency or crisis directly or indirectly involving the United States.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the above rights shall not constitute a waiver of such right, and such right shall be considered an ongoing right which we may assert at any time and from time to time.

If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

•	refuse to accept any Original Notes and promptly return all tendered Original Notes to the tendering holders and terminate any or all of the exchange offers;

•

extend any or all of the exchange offers and retain all Original Notes tendered before the expiration of the exchange offers, subject, however, to the rights of holders to withdraw those Original Notes (see “—Withdrawal of Tenders”); or

•

waive unsatisfied conditions relating to any or all of the exchange offers and accept all properly tendered Original Notes which have not been withdrawn. If this waiver constitutes a material change to any or all of the exchange offers, we will promptly disclose the waiver in a manner reasonably calculated to inform the holders of Original Notes of the waiver, and extend the applicable exchange offer if required by law. The length of any such extension will be governed by Rule 14e-1(b) under the Exchange Act. This rule and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following a material change in the terms of the tender offer (other than a change in price or a change in percentage of Original Notes sought) will depend on the facts and circumstances, including the relative materiality of such changes. In accordance therewith, in the event of a material change in the terms of any exchange offer or the waiver of a material condition, we would extend the applicable exchange offer so that at least five business days remain in such exchange offer following notice of the material change.

Any determination by us concerning the above events will be final and binding.

Procedures for Tendering

The tender by a holder of Original Notes, as set forth below, and our acceptance of the Original Notes will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

Unless the tender is being made in book-entry form, to tender in the exchange offers, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of it;

•	have the signatures guaranteed if required by the letter of transmittal; and

•

mail or otherwise deliver the signed letter of transmittal or the signed facsimile, the Original Notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

Any financial institution that is a participant in DTC’s system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s DTC account in accordance with DTC’s electronic Automated Tender Offer Program procedures for such transfer. The confirmation of such book- entry transfer will include an agent’s message stating that DTC has received an express acknowledgment from the participant in DTC tendering the Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against such participant. A tender of Original Notes through a book-entry transfer into the exchange agent’s account will only be effective if an agent’s message or the letter of transmittal with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth below under the caption “—Exchange Agent,” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Original Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner’s own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner’s Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signature on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the Original Notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each such entity an “eligible institution”).

If the letter of transmittal is signed by a person other than the registered holder of any Original Notes, the Original Notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

If the letter of transmittal or any Original Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes in our sole discretion and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Original Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Original Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Original Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In addition, we reserve the right, as set forth above under the caption “—Conditions to the Exchange Offers,” to terminate any or all of the exchange offers. By tendering, each holder represents and acknowledges to us, among other things, that:

•

it has full power and authority to tender, exchange, sell, assign and transfer the Original Notes it is tendering and that we will acquire good, marketable and unencumbered title to the Original Notes, free and clear of all security interests, liens, restrictions, charges and encumbrances or other obligations relating to their sale or transfer and not subject to any adverse claim when the Original Notes are accepted by us;

•	the Exchange Notes acquired in connection with the exchange offers are being obtained in the ordinary course of business of the person receiving the Exchange Notes;

•

it has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes it will receive in the exchange offers;

•	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours; and

•

if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Withdrawal of Tenders

Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of Original Notes in connection with the exchange offers, a written notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person who deposited the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn (including the certificate number(s), if any, and principal amount of such Original Notes);

•	be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender; and

•	specify the name in which any such Original Notes are to be registered, if different from that of the depositor.

If Original Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes or otherwise comply with DTC’s procedures.

We will determine in our sole discretion all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices and our determination shall be final and binding on all parties. Any Original Notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offers, and no Exchange Notes will be issued unless the Original Notes withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent in connection with the exchange offers. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the exchange agent at its offices at U.S. Bank West Side Flats Operations Center, 60 Livingston Ave., St. Paul, MN 55107, Attention: Specialized Finance, Reference: Ashland Inc. The exchange agent’s telephone number is (800) 934-6802 and its facsimile number is (651) 466-7372, Attention: Specialized Finance, Reference: Ashland Inc.

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We have not retained any dealer-manager in connection with the exchange offers and we will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offers. We will pay certain other expenses to be incurred in connection with the exchange offers, including the fees and expenses of the exchange agent and certain accounting and legal fees.

Except as provided immediately below, holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes. Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered; tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the exchange offers, then in each case the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offers. The expenses of the exchange offers that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

Consequences of Failure to Properly Tender Original Notes in the Exchange Offers

Issuance of the Exchange Notes in exchange for the Original Notes under the exchange offers will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange or waive any such defects or irregularities. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offers, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offers, certain registration rights under the registration rights agreements will terminate.

In the event the exchange offers are completed, we generally will not be required to register the remaining Original Notes, subject to limited exceptions. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

•	the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if such registration is not required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the exchange offers, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors—Risks Related to the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

Neither we nor our board of directors make any recommendation to holders of Original Notes as to whether to tender or refrain from tendering all or any portion of their Original Notes pursuant to the exchange offers. Moreover, no one has been authorized to make any such recommendation. Holders of Original Notes must make their own decision whether to tender pursuant to the exchange offers and, if so, the aggregate amount of Original Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own analysis and circumstances.

DESCRIPTION OF THE 2016 NOTES, THE 2018 NOTES AND THE 2043 NOTES

We issued the Original 2016 Notes, the Original 2018 Notes and the Original 2043 Notes and will issue the Exchange 2016 Notes, the Exchange 2018 Notes and the Exchange 2043 Notes under an indenture, dated as of February 26, 2013, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of February 26, 2013, and by a second supplemental indenture, dated as of March 14, 2013 (such indenture, as so supplemented, the “2016/2018/2043 Indenture”). The notes were issued under the same indenture, but each is a separate series of securities under the indenture. We refer to the Original 2016 Notes and the Exchange 2016 Notes together as the “2016 notes,” the Original 2018 Notes and the Exchange 2018 Notes together as the “2018 notes” and the Original 2043 Notes and the Exchange 2043 Notes together as the “2043 notes.” Unless context provides otherwise, as used below in this “Description of the 2016 Notes, the 2018 Notes and the 2043 Notes” references to the “notes” refer to the 2016 notes, the 2018 notes, and the 2043 notes, and references to the “indenture” refer to the 2016/2018/2043 Indenture.

In connection with the issuance and sale of the Original 2016 Notes, the Original 2018 Notes and the Original 2043 Notes, we entered into two registration rights agreements (collectively, the “2016/2018/2043 Registration Rights Agreements”) with the initial purchasers, under which we agreed to use our commercially reasonable efforts to cause to be filed and have declared effective an exchange offer registration statement under the Securities Act and to consummate the exchange offers for such notes. The exchange offers are being made pursuant to the registration rights agreements to satisfy our obligations under those agreements. As used below in this “Description of the 2016 Notes, the 2018 Notes and the 2043 Notes,” references to the “Registration Rights Agreement” refer to the 2016/2018/2043 Registration Rights Agreements.

The following description is a summary of the material provisions of the indenture and the notes. It does not restate those agreements in their entirety. We urge you to read the indenture and the notes because they contain additional information that may be of importance to you. The indenture contains provisions that define your rights under the notes. In addition, the indenture governs the obligations of the Company under the notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The notes are subject to all such terms, and prospective purchasers of the notes are referred to the indenture and the TIA for a statement of such terms.

As of March 31, 2013, there were $600 million aggregate principal amount of the 2016 notes, $700 million aggregate principal amount of the 2018 notes and $375 million aggregate principal amount of the 2043 notes issued and outstanding. We may issue additional notes of any series in an unlimited aggregate principal amount at any time and from time to time under the indenture. For example, we may, from time to time, without notice to or consent of the holders of notes of any series, create additional notes of such series under the indenture. These additional notes will have substantially the same terms as the notes of such series offered hereby in all respects (except in some cases for the payment of interest accruing prior to the issue date of the additional notes of such series or except for the first payment of interest following the issue date of the additional notes of such series) so that the additional notes of such series may be consolidated and form a single series with the notes of such series offered hereby.

We will issue the notes only in fully registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the paying agent’s corporate trust office. We may change any paying agent and registrar without notice to holders of the notes and we may act as paying agent or registrar. We will pay principal (and premium, if any) on the notes at the principal corporate trust office of the Trustee, as paying agent. At our option, interest may be paid at the paying agent’s corporate trust office or by check mailed to the registered address of the holders.

You can find the definitions of certain terms used in this description under “—Certain Definitions.” Defined terms used in this description but not defined below under “—Certain Definitions” or elsewhere in this description have the meanings assigned to them in the indenture. In this description, the “Company,” “us,” “we” and “our” refer only to Ashland Inc.

Principal, Maturity and Interest

The 2016 notes will mature on March 15, 2016. Interest on the 2016 notes will accrue at a rate of 3.000% per year and will be payable semi-annually in arrears on March 15 and September 15, beginning on September 15, 2013. We will pay interest to those persons who were holders of record of the 2016 notes on the March 1 and September 1, as the case may be, immediately preceding each applicable interest payment date.

The 2018 notes will mature on April 15, 2018. Interest on the 2018 notes will accrue at a rate of 3.875% per year and will be payable semi-annually in arrears on April 15 and October 15, beginning on October 15, 2013. We will pay interest to those persons who were holders of record of the 2018 notes on the April 1 and October 1, as the case may be, immediately preceding each applicable interest payment date.

The 2043 notes will mature on May 15, 2043. Interest on the 2043 notes will accrue at a rate of 6.875% per year and will be payable semi-annually in arrears on May 15 and November 15, beginning on November 15, 2013. We will pay interest to those persons who were holders of record of the 2043 notes on the May 1 and November 1, as the case may be, immediately preceding each applicable interest payment date.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If an interest payment date for the notes falls on a date that is not a Business Day, then interest will be paid on the next day that is a Business Day, and no interest on such payment will accrue for the period from and after such interest payment date. If a redemption date, repurchase date or the maturity date for any note falls on a date that is not a Business Day, the related payments of principal, premium, if any, and interest may be made on the next succeeding Business Day, and no additional interest will accumulate on the amount payable for the period from and after such redemption date, repurchase date or maturity date.

Methods of Receiving Payments on the Notes

As described under “Book-entry, Delivery and Form,” for so long as the notes are represented by global notes registered in the name of DTC or its nominee, all payments on the notes will be made to DTC or its nominee as the registered holder thereof in accordance with applicable DTC procedures. If the global notes are exchanged for definitive notes and a holder of notes has given us wire transfer instructions, we will pay, or cause to be paid by the paying agent, all principal, premium, if any, and interest on such holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Ranking

The notes will be unsecured unsubordinated obligations of the Company and will rank equally in right of payment with all existing and future unsecured unsubordinated obligations of the Company and senior in right of payment to all existing and future subordinated obligations of the Company. The notes will be effectively subordinated to any of our existing and future secured debt, including our accounts receivable securitization facility and certain other indebtedness of our subsidiaries, to the extent of the value of the assets securing such debt. The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, including indebtedness of our subsidiaries, which includes our accounts receivable securitization facility, the 6.60% Hercules debentures due 2027, the 6.50% Hercules junior subordinated debentures due 2029 and other debt obligations.

As of March 31, 2013, total outstanding debt of the Company was $3,509 million, of which amount $360 million was secured. As of such date, our subsidiaries had $529 million of debt (including $331 million under our accounts receivable securitization facility but excluding guarantees of our then-outstanding 9.125% senior notes due 2017).

Optional Redemption

At our option upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, we may redeem notes of any series, in whole at any time or in part from time to time, as set forth below.

We may, prior to February 15, 2016, redeem the 2016 notes (including any additional notes of such series) at a redemption price equal to the greater of:

•	100% of the principal amount of the 2016 notes to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the 2016 notes to be redeemed (exclusive of interest accrued to the redemption date) from the redemption date through the scheduled maturity date of the 2016 notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined) plus 50 basis points.

At any time on or after February 15, 2016, we may redeem the 2016 notes (including any additional notes of such series) at a redemption price equal to 100% of the principal amount thereof.

We may, prior to March 15, 2018, redeem the 2018 notes (including any additional notes of such series) at a redemption price equal to the greater of:

•	100% of the principal amount of the 2018 notes to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the 2018 notes to be redeemed (exclusive of interest accrued to the redemption date) from the redemption date through the scheduled maturity date of the 2018 notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined) plus 50 basis points.

At any time on or after March 15, 2018, we may redeem the 2018 notes (including any additional notes of such series) at a redemption price equal to 100% of the principal amount thereof.

We may, prior to February 15, 2043, redeem the 2043 notes (including any additional notes of such series) at a redemption price equal to the greater of:

•	100% of the principal amount of the 2043 notes to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the 2043 notes to be redeemed (exclusive of interest accrued to the redemption date) from the redemption date through the scheduled maturity date of the 2043 notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined) plus 50 basis points.

At any time on or after February 15, 2043, we may redeem the 2043 notes (including any additional notes of such series) at a redemption price equal to 100% of the principal amount thereof.

In the case of any redemption, we also will pay accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record of such notes on the relevant record date to receive interest due on the relevant interest payment date).

Selection and Notice of Redemption

If we redeem less than all the notes of a series at any time and the notes of such series are in global form held by DTC, DTC will select the notes of such series to be redeemed in accordance with its procedures. If the notes of such series are not in global form held by DTC, the Trustee will select notes of such series either pro rata, by lot or by such other method as the Trustee shall deem appropriate in accordance with industry standards at the time of such redemption.

We will redeem notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. We may provide in the notice that payment of the redemption price and performance of our obligations with respect to the redemption or purchase may be performed by another Person. Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, and any such redemption or notice may, at our discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

If the notes of a series are to be redeemed in part only, the notice of redemption that relates to the notes of such series will state the portion of the principal amount thereof to be redeemed. We will issue a new note of such series in a principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancellation of the original note. Subject to the satisfaction or waiver of any condition to such redemption, notes called for redemption become due on the date fixed for redemption. On and after such date, unless we default in payment of the redemption price on such date, interest ceases to accrue on the notes or portions thereof called for such redemption.

Mandatory Redemption; Sinking Fund

We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Change of Control

Upon the occurrence of a Change of Control Repurchase Event with respect to a series of the notes, each holder of notes of such series will have the right to require us to repurchase all or any part of such holder’s notes of such series at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent we have previously or concurrently elected to redeem the notes of such series as described under “—Optional Redemption.”

Within 30 days following any Change of Control Repurchase Event with respect to a series of notes, except to the extent that we have exercised our right to redeem the notes of such series by delivery of a notice of redemption as described under “—Optional Redemption,” we shall mail a notice (a “Change of Control Offer”) to each holder of notes of the applicable series with a copy to the Trustee stating:

(1)

that a Change of Control Repurchase Event has occurred with respect to such series of notes and that such holder has the right to require us to repurchase such holder’s notes of such series at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(3)	the instructions determined by us, consistent with this covenant, that a holder must follow in order to have its notes purchased.

A Change of Control Offer may be made in advance of a Change of Control Repurchase Event, and conditioned upon such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In addition, we will not be required to make a Change of Control Offer with respect to the notes of any series upon the consummation of a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes of such series properly tendered and not withdrawn under such Change of Control Offer.

Notes repurchased by us pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Company. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue thereof.

This Change of Control repurchase provision is a result of negotiations between us and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control Repurchase Event, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit rating.

The occurrence of events that would constitute a Change of Control Repurchase Event may also constitute an event of default under or require repurchase of our existing Indebtedness. Future Indebtedness of the Company or its Subsidiaries may contain prohibitions on certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of notes of their right to require us to repurchase the notes could cause a default under our existing senior credit facility, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control repurchase event.”

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of caselaw interpreting the phrase “substantially all” under New York law, which governs the indenture, there is no precise established definition of the phrase. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, lease or transfer of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the indenture relating to our obligation to make an offer to repurchase the notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in aggregate principal amount of the notes of the applicable series.

Certain Covenants

Restrictions on Secured Debt

The indenture provides that, after the Issue Date, neither the Company nor any Subsidiary (other than an Excluded Subsidiary) will create, incur, issue, assume or guarantee any Indebtedness secured by a mortgage, security interest, pledge or lien (which we refer to herein, collectively, as a “Mortgage”) on or upon any of their property or assets (which we refer to herein, collectively, as “Property”), whether owned at the date of the indenture or acquired after the date of the indenture, without ensuring that each series of the notes (together with, if we choose, any other Indebtedness created, issued, assumed or guaranteed by the Company or any Subsidiary then existing or thereafter created) will be secured by such Mortgage equally and ratably with (or, at our option, prior to) such Indebtedness. This restriction will not apply to Indebtedness secured by any of the following:

(1)	Mortgages on any Property acquired, leased, constructed or improved by, or on any shares of Capital Stock or Indebtedness acquired by, us or any Subsidiary after the date of the indenture to secure Indebtedness incurred for the purpose of financing or refinancing all or any part of the purchase price of such Property, shares of Capital Stock or Indebtedness or of the cost of any construction or improvements on such Property, including Mortgages created as a result of an acquisition by way of Capital Lease, in each case, to the extent that the Indebtedness is incurred prior to or within one year after the applicable acquisition, lease, completion of construction or improvement or beginning of commercial operation of such Property, as the case may be, provided, however, for the avoidance of doubt, that any improvements that become subject to any pre-existing Mortgage on the Property to which such improvements are made need not be completed within one year after the incurrence of the Indebtedness giving rise to such Mortgage;

(2)	Mortgages on any Property, shares of Capital Stock or Indebtedness existing at the time we or any Subsidiary acquire any of the same and on any subsequent improvements to such Property, provided, however, that any such Mortgage in respect of Indebtedness existing at the time of acquisition of any such Property may apply to any subsequent improvements to such Property;

(3)	Mortgages on Property of a Person existing at the time we or any Subsidiary merge or consolidate with such Person or at the time we or any Subsidiary acquire all or substantially all of the Properties or Capital Stock of such Person;

(4)	Mortgages on (a) any Property of, or shares of Capital Stock or Indebtedness of, a Person existing at the time such Person becomes a Subsidiary or (b) any shares of Capital Stock or Indebtedness of a Joint Venture;

(5)	Mortgages in favor of us or any Subsidiary;

(6)	Mortgages in favor of the United States or any state thereof, or political subdivision of the United States or any state thereof, or any department, agency or instrumentality of the United States or any state thereof or any such political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure Indebtedness incurred or guaranteed to finance or refinance all or any part of the purchase price of the Property, shares of Capital Stock or Indebtedness subject to any such Mortgage, or the cost of constructing or improving the Property subject to such Mortgage;

(7)	Mortgages to secure the Credit Agreement;

(8)	Mortgages on accounts receivables and related assets of the Company and its Subsidiaries pursuant to Qualified Receivables Financing;

(9)	Mortgages securing industrial revenue, pollution control or similar bonds issued or guaranteed by the United States or any state thereof, or political subdivision of the United States or any state thereof, or any department, agency or instrumentality of the United States or any state thereof or any such political subdivision;

(10)	Mortgages securing obligations owed in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearinghouse transfers of funds; and

(11)	extensions, renewals or replacements of any Mortgage existing on the date of the indenture (excluding Indebtedness under the Credit Agreement) or any Mortgage referred to above; provided, however, that the principal amount of Indebtedness secured thereby may not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (other than any increases attributable to (a) any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced, (b) the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase and (c) any expenses incurred in connection with such refinancing), and such extension, renewal or replacement will be limited to all or a part of the Property (plus improvements and construction on such Property), shares of Capital Stock or Indebtedness which was subject to the Mortgage so extended, renewed or replaced.

Notwithstanding the restrictions described above, we and any of our Subsidiaries may, without having to equally and ratably secure the notes of any series, issue, assume or guarantee Indebtedness secured by a Mortgage not excepted from the foregoing restriction, if at the time of such issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of all such Indebtedness secured by Mortgages which would otherwise be subject to such restriction (other than any Indebtedness secured by Mortgages permitted as described in clauses (1) through (11) of the immediately preceding paragraph) plus the aggregate amount (without duplication) of all Attributable Debt of the Company and any of its Subsidiaries (other than Excluded Subsidiaries) in respect of Sale and Lease-Back Transactions (with the exception of such transactions which are permitted under clauses (1) and (2) of the first sentence of the first paragraph under “—Restrictions on Sale and Lease-Back Transactions” below) does not exceed 15% of Consolidated Net Tangible Assets of the Company.

Restrictions on Sale and Lease-Back Transactions

The indenture provides that neither the Company nor any of its Subsidiaries (other than Excluded Subsidiaries) will enter into any Sale and Lease-Back Transaction with respect to any of their Property unless:

(1)	the Company or such Subsidiary is entitled under the provisions described in clause (1) or clause (6) in the first paragraph under “—Restrictions on Secured Debt” to create, issue, assume or guarantee Indebtedness secured by a Mortgage on the Property to be leased without having to equally and ratably secure the notes of any series;

(2)	the Company or such Subsidiary applies an amount (equaling at least the greater of the net proceeds of the sale of Property or the Attributable Debt in respect of such Sale and Lease-Back Transaction) within a period commencing one year prior to the consummation of such Sale and Lease-Back Transaction and ending one year after the consummation thereof, to make non-mandatory prepayments on Long-Term Indebtedness, retire Long-Term Indebtedness or acquire, construct or improve long-term assets; or

(3)	the Attributable Debt of the Company or such Subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (1) and (2) of this sentence), plus the aggregate principal amount (without duplication) of Indebtedness secured by Mortgages then outstanding (not including any such Indebtedness secured by Mortgages described in clauses (1) through (11) of the first paragraph under the heading “—Restrictions on Secured Debt”) which do not equally and ratably secure the notes of any series (or secure the notes of any series on a basis that is prior to other Indebtedness secured thereby), would not exceed 15% of Consolidated Net Tangible Assets of the Company.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate or merge with or into any other corporation, or lease, sell or transfer all or substantially all of our property and assets if:

(1)	the corporation formed by such consolidation or into which we are merged, or the party which acquires by lease, sale or transfer all or substantially all of our property and assets is a corporation organized and existing under the laws of the United States, any state in the United States or the District of Columbia;

(2)	the corporation formed by such consolidation or into which we are merged, or the party which acquires by lease, sale or transfer all or substantially all of our property and assets, agrees to pay the principal of, and any premium and interest on, each series of the notes, perform and observe all covenants and conditions of the indenture by executing and delivering to the Trustee a supplemental indenture and assumes all of the Company’s obligations under the Registration Rights Agreement; and

(3)	immediately after giving effect to such transaction and treating Indebtedness which becomes our obligation or an obligation of a Subsidiary (other than an Excluded Subsidiary) as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no Default or Event of Default has happened and is continuing.

This covenant will not prevent any consolidation, merger, lease, sale, transfer or other disposition of property solely between or among us and our Subsidiaries (other than an Excluded Subsidiary).

In the event that we consolidate with or merge with or into another corporation or sell substantially all of our assets to any other corporation in compliance with the foregoing limitations, the surviving entity (if other than us) will be substituted for us under the indenture, and we will be discharged from all of our obligations under the indenture.

Reports

The indenture provides that, notwithstanding that we may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after we file them with the SEC),

(1)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(2)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(3)	promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form); and

(4)	any other information, documents and other reports which we would be required to file with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that (1) if we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we may complete any such reports as though our only registered securities are non-convertible debt securities and (2) we shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event, we will make available such information to prospective purchasers of notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time we would be required to file such information with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Notwithstanding the foregoing, (a) we will be deemed to have furnished such reports referred to above to the Trustee and holders if we have filed such reports with the SEC via the EDGAR filing system (or any successor system) or, if we are not subject to reporting under Section 13 or 15(d) of the Exchange Act and are not permitted to file such reports with the SEC, if we post such reports on our publicly available website and (b) at any time when we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will not be deemed to have failed to comply with any of its obligations under this section until 30 days after the date any report hereunder is due.

Future Guarantors

The indenture provides that the Company will cause each Wholly Owned Domestic Subsidiary of the Company other than, at the election of the Company, an Excluded Subsidiary, that incurs, as an issuer, co-issuer, borrower or guarantor of, any Capital Markets Debt after the Issue Date, in an amount that, together with any other such Indebtedness (excluding any Indebtedness incurred as permitted pursuant to the definition of Credit Agreement) issued, co-issued or guaranteed by such Wholly Owned Domestic Subsidiary and then outstanding, exceeds at the time of such incurrence, 15% of Consolidated Net Tangible Assets of the Company, to execute and deliver to the Trustee a supplemental indenture joining such Subsidiary to the indenture, pursuant to which such Subsidiary will guarantee payment of each series of the notes (each such guarantee of the notes, a “Subsidiary Guarantee”) for so long as such Indebtedness giving rise to such guarantee obligation remains an obligation of such Subsidiary. In addition, the Company may cause other Subsidiaries to guarantee the notes of any series at its option. The Subsidiary Guarantee of any such Subsidiary will be released upon:

(A)	the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary guarantor (or all or substantially all its assets or its Capital Stock) to a person which is not (after giving effect to such transaction) a Subsidiary or the Company;

(B)	any Subsidiary becoming an Excluded Subsidiary;

(C)	discharge of the indenture or legal defeasance or covenant defeasance; or

(D)	any Subsidiary guarantor ceasing to guarantee or be the issuer or borrower of all Capital Markets Debt in excess of the dollar threshold specified above;

and in each such case such Subsidiary shall be deemed automatically and unconditionally released and discharged from all the Subsidiary’s obligations under the guarantee with respect to each series of the notes without any further action required on the part of the Subsidiary, the Company, the Trustee or any holder of the notes. In the event of the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary (or all or substantially all its assets or its Capital Stock) to a person which is not (after giving effect to such transaction) a Subsidiary or the Company, such person shall not be subject to the Subsidiary’s obligations under the guarantee.

Events of Default

With respect to each series of the notes, an “Event of Default” is defined in the indenture as being:

(1)	a failure to pay interest upon the notes of such series that continues for a period of 30 days after payment is due;

(2)	a failure to pay the principal or premium, if any, on the notes of such series when due upon maturity, redemption, acceleration or otherwise;

(3)	a failure by us or any Subsidiary to comply with any agreements contained in the indenture applicable to the notes of such series for a period of 90 days after written notice to us of such failure from the Trustee (or to us and the Trustee from the holders of at least 25% of the principal amount of the notes of such series to which such agreements relate);

(4)	the failure by us or any Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $100.0 million or its foreign currency equivalent; or

(5)	certain events of bankruptcy, insolvency or reorganization relating to us.

The indenture provides that if there is a continuing Event of Default with respect to any series of the notes, either the Trustee or the holders of at least 25% of the outstanding principal amount of the notes of such series affected thereby may declare the principal amount of all of the notes of such series to be due and payable immediately. However, at any time after the Trustee or the holders, as the case may be, declare an acceleration with respect to notes of any series, but before the applicable person has obtained a judgment or decree based on such acceleration, the holders of a majority in principal amount of the outstanding notes of such series affected thereby may, under certain conditions, cancel such acceleration if we have cured all Events of Default (other than the nonpayment of accelerated principal) with respect to such notes of such series or all such Events of Default have been waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.”

The indenture provides that, subject to the duties of the Trustee to act with the required standard of care, if there is a continuing Event of Default with respect to any series of the notes, the Trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of such series unless such holders have offered to the Trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for security or indemnification of the Trustee and certain other conditions, the holders of a majority in principal amount of the notes of such series affected thereby will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the notes of such series.

A default under one series of the notes is not automatically a default under another series of the notes.

No holder of any note of any series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture unless:

(1)	the Trustee has failed to institute such proceeding for 60 days after the holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the notes;

(2)	the holders of at least 25% in principal amount of the outstanding notes of such series affected thereby have made a written request and offered security or indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee; and

(3)	the Trustee has not received from the holders of a majority in principal amount of the outstanding notes of such series affected thereby a direction inconsistent with such request.

However, the holder of any note will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, such note on or after the date or dates they are to be paid as expressed in such note and to institute suit for the enforcement of any such payment.

We are required to furnish to the Trustee annually a statement as to the absence of certain defaults under the indenture. The indenture provides that the Trustee need not provide notice to holders of any series of notes of any default (other than the nonpayment of principal or any premium or interest) if it considers it in the interest of the holders of such series of notes not to provide such notice.

Modification and Waiver

We and the Trustee may modify or amend the indenture, including to release Subsidiary Guarantees (if any), with respect to any series of notes with the consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) of the holders of a majority of the principal amount of the notes of such series then outstanding affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holders of all then outstanding notes of such series affected thereby:

(1)	change the due date of the principal of, or any installment of principal of or interest on, the notes of such series;

(2)	reduce the principal amount of, or any premium or interest rate on, the notes of such series;

(3)	change the place or currency of payment of principal of, or any premium or interest on, the notes of such series;

(4)	impair the right to institute suit for the enforcement of any payment on or with respect to the notes of such series after the due date thereof; or

(5)	reduce the percentage in principal amount of the notes of such series then outstanding, the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of a majority of the principal amount of the notes of any series then outstanding may waive future compliance by us with certain restrictive covenants of the indenture with respect to such series. The holders of at least a majority in principal amount of any series of notes then outstanding affected thereby may waive any past default under the indenture with respect to such series, except a failure by us to pay the principal of, or any premium or interest on, any notes of such series or a provision that cannot be modified or amended without the consent of the holders of all notes of such series then outstanding. Any such waiver may be obtained in connection with a purchase of, or tender offer or exchange offer for, notes.

The Company will not, and the Company will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, including any related tender offer consideration, whether by way of interest, fee or otherwise, to any holder of notes of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes of such series unless the same consideration is offered to be paid or agreed to be paid to all holders of the notes of such series affected thereby that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment. When determining “reasonably equivalent consideration” the Company may without limitation consider the relative trading values, remaining life and/or yield to maturity of the notes of the applicable series.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the Company or any Subsidiary will have any liability for any of our obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Satisfaction and Discharge

The indenture provides that we may be discharged from any and all obligations in respect of a series of the notes (except for certain obligations to register the transfer or exchange of notes, to replace stolen, destroyed, lost or mutilated notes, to maintain paying agencies, to compensate and indemnify the Trustee or to furnish the Trustee (if the Trustee is not the registrar) with the names and addresses of holders of notes). We will be so discharged when (1) all of the notes of a series have been delivered to the Trustee for cancellation or (2) all of the notes of a series not previously delivered for cancellation (a) have become due and payable or (b) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name, and at our expense, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire Indebtedness on the notes of such series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes of such series to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be.

Defeasance

The indenture provides that, upon compliance with certain conditions with respect to a series of the notes, at our election:

•

we may terminate all our obligations under the notes of such series and the indenture (except as to (i) rights of registration of transfer, substitution and exchange of the notes and our right of optional redemption, (ii) rights of holders to receive payment of principal of, premium, if any, and interest on such notes (but not the purchase price referred to under “—Change of Control” and any rights of the holders with respect to such amount), (iii) the rights, obligations and immunities of the Trustee under the indenture and (iv) certain other specified provisions in the indenture) (“legal defeasance”); or

•

we may omit to comply with the covenants described under “—Certain Covenants—Restrictions on Secured Debt,” “—Certain Covenants—Restrictions on Sale and Lease-Back Transactions,” “—Future Guarantors” and “—Change of Control” (all other obligations under the notes of such series will remain in full force and effect), and any omission to comply with those covenants will not constitute an Event of Default with respect to the notes of such series (“covenant defeasance”).

The conditions include:

•

depositing with the Trustee money and/or securities of the U.S. government in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay each installment of principal of, and any premium and interest on, the notes on the due dates for those payments in accordance with the terms of the notes of such series; and

•

delivering to the Trustee an Opinion of Counsel to the effect that the holders of the notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related legal defeasance or covenant defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our rights of discharge, legal defeasance or covenant defeasance, any Subsidiary Guarantee then in effect automatically shall be released without any further action on the part of such Subsidiary, the Company, the Trustee or any holder of notes.

Covenant Defeasance and Certain Events of Default

If we exercise our option to effect a covenant defeasance with respect to a series of the notes as described above and the notes are thereafter declared due and payable because of an Event of Default (other than an Event of Default caused by failing to comply with the covenants that are defeased), the amount of money and securities we have deposited with the Trustee would be sufficient to pay amounts due on the notes of such series on their respective due dates but may not be sufficient to pay amounts due on the notes of such series at the time of acceleration resulting from such Event of Default. However, we would remain liable for such payments.

Governing Law

The indenture and the notes are governed by the laws of the State of New York.

The Trustee and Paying Agent

U.S. Bank National Association is the Trustee under the indenture. The Trustee and its affiliates have engaged, currently are engaged, and may in the future engage in financial or other transactions with the Company and its affiliates in the ordinary course of their respective businesses, subject to the TIA.

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. If an Event of Default shall have occurred and continues that is actually known to the Trustee, the Trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

“Attributable Debt” means, in the context of a Sale and Lease-Back Transaction, what we believe in good faith to be the present value, discounted at the interest rate implicit in the lease involved in such Sale and Lease-Back Transaction, of the lessee’s obligation under the lease for rental payments during the remaining term of such lease, as it has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount of rent will be the lesser of (x) the net amount determined assuming termination upon the first date the lease may be terminated (in which case the net amount will also include the amount of the penalty, but will not include any rent that would be required to be paid under the lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination. For purposes of this definition, any amounts lessee must pay, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts lessee must pay under the lease contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges are not included in the determination of lessee’s obligations under the lease.

“Board of Directors” means, as to any Person, the board of directors or supervisory board of such Person, or equivalent governing body (or, if such Person is a partnership or limited liability company, the board of directors or other governing body of the general partner or manager of such Person) or any duly authorized committee thereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law or executive order to close.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with generally accepted accounting principles in effect in the United States as of the date of the indenture.

“Capital Markets Debt” means any debt securities evidenced by notes, bonds or debentures (excluding, for the avoidance of doubt, any term loan, revolving loan or Qualified Receivables Financing) issued in the capital markets by the Company or any Subsidiary, whether issued in a public offering or private placement, including pursuant to Section 4(2) of the Securities Act or Rule 144A, Regulation S or Regulation D under the Securities Act.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents” means (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof; (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1.0 billion, in each case with maturities of not more than 180 days from the date of acquisition thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof; (d) investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940 the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (b) above; and (f) in the case of any Foreign Subsidiary, investments which are similar to the items specified in subsections (a) through (e) of this definition made in the ordinary course of business.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or any of its Subsidiaries (other than an Excluded Subsidiary); or

(2)	the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, other than by virtue of (a) the imposition of a holding company or (b) the reincorporation of the Company in another jurisdiction, if in the case of either (a) or (b) the beneficial owners of the Voting Stock of the Company immediately prior to such transaction directly or indirectly hold a majority of the voting power of the Voting Stock of such holding company or reincorporation entity immediately thereafter.

“Change of Control Offer” has the meaning ascribed to such term under “—Change of Control.”

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes of the applicable series.

“Comparable Treasury Price” means, with respect to any date of redemption, (1) the average of two Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated EBITDA” means, in respect of any Person for any period, the consolidated operating income plus consolidated depreciation, amortization and other non-cash charges and losses and minus consolidated non-cash credits, gains and income, in each case of such Person and its Subsidiaries for such period; it being understood that such amounts may be determined on a combined basis for a disposed group.

“Consolidated Net Secured Leverage Ratio” means the ratio of the aggregate of all consolidated Secured Indebtedness of such Person and its Subsidiaries (less any unrestricted cash and Cash Equivalents) at the end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction giving rise to the need to calculate such amount to the aggregate Consolidated EBITDA of such Person for the prior four fiscal quarters (treated as one period) for which financial information in respect thereof is available immediately preceding such date, and in each case, calculated on a pro forma basis.

“Consolidated Net Tangible Assets” means, with respect to any Person, the Total Assets of such Person and its Subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of such Person), in each case calculated in accordance with GAAP, provided that in the event that such Person or any of its Subsidiaries assumes or acquires any assets in connection with the acquisition by such Person and its Subsidiaries of another Person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.

“Credit Agreement” means (x) the credit agreement, dated as of August 23, 2011, among the Company, the lenders party thereto, The Bank of Nova Scotia, as administrative agent, swing line lender and L/C issuer and the other agents, arrangers and lenders party thereto, together with any related documents (including any security documents and guarantee agreements), as the same may be amended, modified, supplemented, extended, renewed, refinanced, replaced or substituted from time to time (which for the avoidance of doubt includes the proposed credit facility refinancing) and (y) any other Indebtedness of the Company, in an aggregate amount outstanding at any time under clauses (x) and (y) not to exceed the greater of (A) $4,150.0 million and (B) an amount such that the Consolidated Net Secured Leverage Ratio of the Company shall not exceed 2.50:1.00. Notwithstanding the foregoing, the maximum amount of secured Indebtedness that may be incurred pursuant to clause (7) of “—Certain Covenants—Restrictions on secured debt” as a result of clause (B) above shall not be deemed to be exceeded with respect to any Indebtedness incurred to refinance any outstanding Indebtedness if such outstanding Indebtedness was permitted to be incurred under clause (B) at the time of original incurrence.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company.

“Event of Default” has the meaning set forth under “—Events of Default.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Subsidiary” means (i) any Receivables Subsidiary, (ii) any Qualified Non-Recourse Subsidiary, (iii) any Special Purpose Subsidiary and (iv) any Foreign Subsidiary.

“Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the Issue Date, the Company may irrevocably elect to apply International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board in lieu of GAAP and, upon any such election, references in this indenture to GAAP shall thereafter be construed to mean IFRS as in effect from time to time. The Company shall give notice of any such election to the Trustee.

“Indebtedness” means indebtedness for borrowed money.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date on which the notes are initially issued.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary or any of its Subsidiaries but in which the Company or a Subsidiary has a direct or indirect equity or similar interest.

“Long-Term Indebtedness” means any Indebtedness maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such Indebtedness is included in current liabilities).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” has the meaning set forth under “—Certain Covenants—Restrictions on Secured Debt.”

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, any Financial Director or the Secretary or Assistant Secretary of any Person (or, with respect to a Person that is a limited partnership, the general partner of such Person), or any other officer designated by the Board of Directors serving in a similar capacity.

“Officer’s Certificate” means a certificate signed on behalf of any Person by an Officer of such Person, who must fulfill the function of the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, which meets the requirements set forth in the indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or to the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Property” has the meaning set forth under “—Certain Covenants—Restrictions on Secured Debt.”

“Qualified Non-Recourse Debt” means Indebtedness that (1) is (a) incurred by a Qualified Non-Recourse Subsidiary to finance (whether prior to or within one year after) the acquisition, lease, construction, repair, replacement or improvement of any Property (real or personal) or equipment (whether through the direct purchase of Property or the Capital Stock of any Person owning such Property and whether in a single acquisition or a series of related acquisitions) or (b) assumed by a Qualified Non-Recourse Subsidiary, (2) is non-recourse to the Company and (3) is non-recourse to any Subsidiary that is not a Qualified Non-Recourse Subsidiary.

“Qualified Non-Recourse Subsidiary” means (1) a Subsidiary that is formed or created after the Issue Date in order to finance an acquisition, lease, construction, repair, replacement or improvement of any Property or equipment (directly or through one of its Subsidiaries) that secures Qualified Non-Recourse Debt and (2) any Subsidiary of a Qualified Non-Recourse Subsidiary.

“Qualified Receivables Financing” means the securitization of accounts receivables and related assets of the Company and its Subsidiaries on customary market terms (including, without limitation, Standard Securitization Undertakings and a Receivables Repurchase Obligation) as determined in good faith by the Company to be in the aggregate commercially fair and reasonable to the Company and its Subsidiaries taken as a whole. For the avoidance of doubt, the Company’s accounts receivable securitization facility entered into on August 31, 2012 constitutes a Qualified Receivables Financing.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company as Quotation Agent.

“Rating Agency” means (1) S&P, (2) Moody’s or (3) if either of S&P or Moody’s shall not then exist, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s, as the case may be.

“Ratings Event” means with respect to the notes of any series at any time from or after the occurrence of a Change of Control and until the earlier to occur of (x) 60 days after the later of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes of such series is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) and (y) both Rating Agencies publicly issuing or reaffirming an Investment Grade Rating on the notes of such series following such Change of Control, the notes of such series have a below Investment Grade Rating by both Rating Agencies.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company in which the Company or any Subsidiary makes an investment and to which the Company or any Subsidiary transfers accounts receivable and related assets)

which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Company (as provided below) as a Receivables Subsidiary and:

(a)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)	with which neither the Company nor any other Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of the Company; and

(c)	to which neither the Company nor any other Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

The foregoing conditions shall not be violated by reason of any contractual obligation on the part of the Company to maintain the solvency of any Receivables Subsidiary on terms that the Company has determined in good faith to be reasonably necessary to facilitate a Qualified Receivables Financing. Any such designation by the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions. For the avoidance of doubt, CVG Capital III LLC, an indirect subsidiary of the Company, constitutes a Receivables Subsidiary.

“Reference Treasury Dealer” means (1) Citigroup Global Markets Inc. and its successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we shall substitute another Primary Treasury Dealer and (2) three other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Sale and Lease-Back Transaction” means the leasing by the Company or any Subsidiary of any Property, whether owned at the date of the indenture or acquired after the date of the indenture (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between us and any Subsidiary or between Subsidiaries), which Property has been or is to be sold or transferred by the Company or such Subsidiary to any party with the intention of taking back a lease of such Property.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Mortgage.

“Special Purpose Subsidiary” means any Subsidiary whose material assets are comprised solely of the Capital Stock of a Joint Venture, where the pledge of such Capital Stock would be prohibited by any contractual requirement pertaining to such Joint Venture.

“Standard Securitization Undertakings” means representations, warranties, undertakings, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary which the Company has determined in good faith to be customary in a Qualified Receivables Financing.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this “Description of the 2016 Notes, the 2018 Notes and the 2043 Notes” shall refer to a Subsidiary or Subsidiaries of the Company.

“Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Issue Date, (x) as shown on the most recent balance sheet of such Person, or (y) in regards to the Company only, as shown on the most recent balance sheet of the Company.”

“Treasury Rate” means, with respect to any date of redemption, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue; provided that, if no maturity is within three months before or after the remaining term of the series of the notes to be redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Voting Stock” of any Person means the Capital Stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

“Wholly Owned Domestic Subsidiary” means any Wholly Owned Subsidiary that is a Domestic Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock of which (other than directors’ qualifying shares or shares required to be held by others in Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF THE 2022 NOTES

We issued $500 million aggregate principal amount of the Original 2022 Notes (the “initial 2022 notes”) under an indenture, dated as of August 7, 2012, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). We issued $650 million aggregate principal amount of the Original 2022 Notes (the “additional 2022 notes”) under such indenture as supplemented by a first supplemental indenture, dated as of February 26, 2013, between the Company and the Trustee (such indenture, as so supplemented, the “2022 Indenture”). On March 14, 2013, we repurchased and retired $25 million aggregate principal amount of the Original 2022 Notes. The additional 2022 notes have the same terms as, and are treated as a single series with, the initial 2022 notes. Holders of the additional 2022 notes and the initial 2022 notes vote as one series under the 2022 Indenture. We will issue the Exchange 2022 Notes under the 2022 Indenture. Unless context provides otherwise, as used below in this “Description of the 2022 Notes,” references to the “notes” refer to both the initial 2022 notes and the additional 2022 notes, and references to the “indenture” refer to the 2022 Indenture.

The additional 2022 notes were issued under a CUSIP number different from the CUSIP number applicable to the initial 2022 notes. Holders that exchange initial 2022 notes and additional 2022 notes in the exchange offer will receive the Exchange 2022 Notes that have the same CUSIP number and thereafter all such Exchange 2022 Notes will be fungible.

In connection with the sale of the initial 2022 notes and additional 2022 notes, we entered into two registration rights agreements (collectively, the “2022 Registration Rights Agreements”) with the initial purchasers, under which we agreed to use our commercially reasonable efforts to cause to be filed and have declared effective an exchange offer registration statement under the Securities Act and to consummate the exchange offers for such notes. The exchange offer is being made pursuant to the 2022 Registration Rights Agreements to satisfy our obligations under those agreements. As used below in this “Description of the 2022 Notes,” references to the “Registration Rights Agreement” refer to the 2022 Registration Rights Agreements.

The following description is a summary of the material provisions of the indenture and the notes. It does not restate those agreements in their entirety. We urge you to read the indenture and the notes because they contain additional information that may be of importance to you. The indenture contains provisions that define your rights under the notes. In addition, the indenture governs the obligations of the Company under the notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The notes are subject to all such terms, and prospective purchasers of the notes are referred to the indenture and the TIA for a statement of such terms.

As of March 31, 2013, there were $1,125 million aggregate principal amount of the notes issued and outstanding. We may issue additional notes in an unlimited aggregate principal amount at any time and from time to time under the indenture. For example, we may, from time to time, without notice to or consent of the holders of notes, create additional notes under the indenture. These additional notes will have substantially the same terms as the notes in all respects (except in some cases for the payment of interest accruing prior to the issue date of the additional notes or except for the first payment of interest following the issue date of the additional notes) so that the additional notes may be consolidated and form a single series with the notes offered hereby.

We will issue the notes only in fully registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the paying agent’s corporate trust office. We may change any paying agent and registrar without notice to holders of the notes and we may act as paying agent or registrar. We will pay principal (and premium, if any) on the notes at the principal corporate trust office of the Trustee, as paying agent. At our option, interest may be paid at the paying agent’s corporate trust office or by check mailed to the registered address of the holders.

You can find the definitions of certain terms used in this description under “—Certain Definitions.” Defined terms used in this description but not defined below under “—Certain Definitions” or elsewhere in this description have the meanings assigned to them in the indenture. In this description, the “Company,” “us,” “we” and “our” refer only to Ashland Inc.

Principal, Maturity and Interest

The notes will mature on August 15, 2022. Interest on the notes offered hereby will accrue at a rate of 4.750% per year and will be payable semi-annually in arrears on February 15 and August 15, beginning on August 15, 2013. We will pay interest to those persons who were holders of record of the notes on the February 1 and August 1, as the case may be, immediately preceding each applicable interest payment date.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If an interest payment date for the notes falls on a date that is not a Business Day, then interest will be paid on the next day that is a Business Day, and no interest on such payment will accrue for the period from and after such interest payment date. If a redemption date, repurchase date or the maturity date for any note falls on a date that is not a Business Day, the related payments of principal, premium, if any, and interest may be made on the next succeeding Business Day, and no additional interest will accumulate on the amount payable for the period from and after such redemption date, repurchase date or maturity date.

Methods of Receiving Payments on the Notes

As described under “Book-entry, Delivery and Form,” for so long as the notes are represented by global notes registered in the name of DTC or its nominee, all payments on the notes will be made to DTC or its nominee as the registered holder thereof in accordance with applicable DTC procedures. If the global notes are exchanged for definitive notes and a holder of notes has given us wire transfer instructions, we will pay, or cause to be paid by the paying agent, all principal, premium, if any, and interest on such holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Ranking

The notes will be unsecured unsubordinated obligations of the Company and will rank equally in right of payment with all existing and future unsecured unsubordinated obligations of the Company and senior in right of payment to all existing and future subordinated obligations of the Company. The notes will be effectively subordinated to any of our existing and future secured debt, including our accounts receivable securitization facility and certain other indebtedness of our subsidiaries, to the extent of the value of the assets securing such debt. The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, including indebtedness of our subsidiaries, which includes our accounts receivable securitization facility, the 6.60% Hercules debentures due 2027, the 6.50% Hercules junior subordinated debentures due 2029 and other debt obligations.

As of March 31, 2013, total outstanding debt of the Company was $3,509 million, of which amount $360 million was secured. As of such date, our subsidiaries had $529 million of debt (including $331 million under our accounts receivable securitization facility but excluding guarantees of our then-outstanding 9.125% senior notes due 2017).

Optional Redemption

We may, in whole at any time or in part from time to time prior to May 15, 2022, redeem the notes (including any additional notes) at our option upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the redemption date) from the redemption date through the scheduled maturity date of the notes to be redeemed, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined) plus 50 basis points.

At any time on or after May 15, 2022, we may, in whole at any time or in part from time to time, redeem the notes (including any additional notes) at our option upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount thereof.

In the case of any redemption, we also will pay accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record of such notes on the relevant record date to receive interest due on the relevant interest payment date).

Selection and Notice of Redemption

If we redeem less than all the notes at any time and the notes are in global form held by DTC, DTC will select the notes to be redeemed in accordance with its procedures. If the notes are not in global form held by DTC, the Trustee will select notes either pro rata, by lot or by such other method as the Trustee shall deem appropriate in accordance with industry standards at the time of such redemption.

We will redeem notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. We may provide in the notice that payment of the redemption price and performance of our obligations with respect to the redemption or purchase may be performed by another Person. Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, and any such redemption or notice may, at our discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

If the notes are to be redeemed in part only, the notice of redemption that relates to the notes will state the portion of the principal amount thereof to be redeemed. We will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancellation of the original note. Subject to the satisfaction or waiver of any condition to such redemption, notes called for redemption become due on the date fixed for redemption. On and after such date, unless we default in payment of the redemption price on such date, interest ceases to accrue on the notes or portions thereof called for such redemption.

Mandatory Redemption; Sinking Fund

We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Change of Control

Upon the occurrence of a Change of Control Repurchase Event with respect to the notes, each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent we have previously or concurrently elected to redeem notes as described under “—Optional Redemption.”

Within 30 days following any Change of Control Repurchase Event, except to the extent that we have exercised our right to redeem the notes by delivery of a notice of redemption as described under “—Optional Redemption,” we shall mail a notice (a “Change of Control Offer”) to each holder of notes with a copy to the Trustee stating:

(1)	that a Change of Control Repurchase Event has occurred and that such holder has the right to require us to repurchase such holder’s notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(3)	the instructions determined by us, consistent with this covenant, that a holder must follow in order to have its notes purchased.

A Change of Control Offer may be made in advance of a Change of Control Repurchase Event, and conditioned upon such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In addition, we will not be required to make a Change of Control Offer with respect to the notes upon the consummation of a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes properly tendered and not withdrawn under such Change of Control Offer.

Notes repurchased by us pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Company. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue thereof.

This Change of Control repurchase provision is a result of negotiations between us and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control Repurchase Event, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit rating.

The occurrence of events that would constitute a Change of Control Repurchase Event may also constitute an event of default under or require repurchase of our existing Indebtedness. Future Indebtedness of the

Company or its Subsidiaries may contain prohibitions on certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of notes of their right to require us to repurchase the notes could cause a default under our existing senior credit facility, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control repurchase event.”

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of caselaw interpreting the phrase “substantially all” under New York law, which governs the indenture, there is no precise established definition of the phrase. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, lease or transfer of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the indenture relating to our obligation to make an offer to repurchase the notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in aggregate principal amount of the notes.

Certain Covenants

Restrictions on Secured Debt

The indenture provides that, after the Issue Date, neither the Company nor any Subsidiary (other than an Excluded Subsidiary) will create, incur, issue, assume or guarantee any Indebtedness secured by a mortgage, security interest, pledge or lien (which we refer to herein, collectively, as a “Mortgage”) on or upon any of their property or assets (which we refer to herein, collectively, as “Property”), whether owned at the date of the indenture or acquired after the date of the indenture, without ensuring that the notes (together with, if we choose, any other Indebtedness created, issued, assumed or guaranteed by the Company or any Subsidiary then existing or thereafter created) will be secured by such Mortgage equally and ratably with (or, at our option, prior to) such Indebtedness. This restriction will not apply to Indebtedness secured by any of the following:

(1)	Mortgages on any Property acquired, leased, constructed or improved by, or on any shares of Capital Stock or Indebtedness acquired by, us or any Subsidiary after the date of the indenture to secure Indebtedness incurred for the purpose of financing or refinancing all or any part of the purchase price of such Property, shares of Capital Stock or Indebtedness or of the cost of any construction or improvements on such Property, including Mortgages created as a result of an acquisition by way of Capital Lease, in each case, to the extent that the Indebtedness is incurred prior to or within one year after the applicable acquisition, lease, completion of construction or improvement or beginning of commercial operation of such Property, as the case may be, provided, however, for the avoidance of doubt, that any improvements that become subject to any pre-existing Mortgage on the Property to which such improvements are made need not be completed within one year after the incurrence of the Indebtedness giving rise to such Mortgage;

(2)	Mortgages on any Property, shares of Capital Stock or Indebtedness existing at the time we or any Subsidiary acquire any of the same and on any subsequent improvements to such Property, provided, however, that any such Mortgage in respect of Indebtedness existing at the time of acquisition of any such Property may apply to any subsequent improvements to such Property;

(3)	Mortgages on Property of a Person existing at the time we or any Subsidiary merge or consolidate with such Person or at the time we or any Subsidiary acquire all or substantially all of the Properties or Capital Stock of such Person;

(4)	Mortgages on (a) any Property of, or shares of Capital Stock or Indebtedness of, a Person existing at the time such Person becomes a Subsidiary or (b) any shares of Capital Stock or Indebtedness of a Joint Venture;

(5)	Mortgages in favor of us or any Subsidiary;

(6)	Mortgages in favor of the United States or any state thereof, or political subdivision of the United States or any state thereof, or any department, agency or instrumentality of the United States or any state thereof or any such political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure Indebtedness incurred or guaranteed to finance or refinance all or any part of the purchase price of the Property, shares of Capital Stock or Indebtedness subject to any such Mortgage, or the cost of constructing or improving the Property subject to such Mortgage;

(7)	Mortgages to secure the Credit Agreement;

(8)	Mortgages on accounts receivables and related assets of the Company and its Subsidiaries pursuant to Qualified Receivables Financing;

(9)	Mortgages securing industrial revenue, pollution control or similar bonds issued or guaranteed by the United States or any state thereof, or political subdivision of the United States or any state thereof, or any department, agency or instrumentality of the United States or any state thereof or any such political subdivision;

(10)	Mortgages securing obligations owed in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearinghouse transfers of funds;

(11)	and (extensions, renewals or replacements of any Mortgage existing on the date of the indenture (excluding Indebtedness under the Credit Agreement) or any Mortgage referred to above; provided, however, that the principal amount of Indebtedness secured thereby may not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (other than any increases attributable to (a) any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced, (b) the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase and (c) any expenses incurred in connection with such refinancing), and such extension, renewal or replacement will be limited to all or a part of the Property (plus improvements and construction on such Property), shares of Capital Stock or Indebtedness which was subject to the Mortgage so extended, renewed or replaced.

Notwithstanding the restrictions described above, we and any of our Subsidiaries may, without having to equally and ratably secure the notes, issue, assume or guarantee Indebtedness secured by a Mortgage not excepted from the foregoing restriction, if at the time of such issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of all such Indebtedness secured by Mortgages which would otherwise be subject to such restriction (other than any Indebtedness secured by Mortgages permitted as described in clauses (1) through (11) of the immediately preceding paragraph) plus the aggregate amount (without duplication) of all Attributable Debt of the Company and any of its Subsidiaries (other than Excluded Subsidiaries) in respect of Sale and Lease-Back Transactions (with the exception of such transactions which are permitted under clauses (1) and (2) of the first sentence of the first paragraph under “—Restrictions on Sale and Lease-Back Transactions” below) does not exceed 15% of Consolidated Net Tangible Assets of the Company.

Restrictions on Sale and Lease-Back Transactions

The indenture provides that neither the Company nor any of its Subsidiaries (other than Excluded Subsidiaries) will enter into any Sale and Lease-Back Transaction with respect to any of their Property unless:

(1)	the Company or such Subsidiary is entitled under the provisions described in clause (1) or clause (6) in the first paragraph under “—Restrictions on Secured Debt” to create, issue, assume or guarantee Indebtedness secured by a Mortgage on the Property to be leased without having to equally and ratably secure the notes;

(2)	the Company or such Subsidiary applies an amount (equaling at least the greater of the net proceeds of the sale of Property or the Attributable Debt in respect of such Sale and Lease-Back Transaction) within a period commencing one year prior to the consummation of such Sale and Lease-Back Transaction and ending one year after the consummation thereof, to make non-mandatory prepayments on Long-Term Indebtedness, retire Long-Term Indebtedness or acquire, construct or improve long-term assets; or

(3)	the Attributable Debt of the Company or such Subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (1) and (2) of this sentence), plus the aggregate principal amount (without duplication) of Indebtedness secured by Mortgages then outstanding (not including any such Indebtedness secured by Mortgages described in clauses (1) through (11) of the first paragraph under the heading “—Restrictions on Secured Debt”) which do not equally and ratably secure the notes (or secure the notes on a basis that is prior to other Indebtedness secured thereby), would not exceed 15% of Consolidated Net Tangible Assets of the Company.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate or merge with or into any other corporation, or lease, sell or transfer all or substantially all of our property and assets if:

(1)	the corporation formed by such consolidation or into which we are merged, or the party which acquires by lease, sale or transfer all or substantially all of our property and assets is a corporation organized and existing under the laws of the United States, any state in the United States or the District of Columbia;

(2)	the corporation formed by such consolidation or into which we are merged, or the party which acquires by lease, sale or transfer all or substantially all of our property and assets, agrees to pay the principal of, and any premium and interest on, the notes, perform and observe all covenants and conditions of the indenture by executing and delivering to the Trustee a supplemental indenture and assumes all of the Company’s obligations under the Registration Rights Agreement; and

(3)	immediately after giving effect to such transaction and treating Indebtedness which becomes our obligation or an obligation of a Subsidiary (other than an Excluded Subsidiary) as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no Default or Event of Default has happened and is continuing.

This covenant will not prevent any consolidation, merger, lease, sale, transfer or other disposition of property solely between or among us and our Subsidiaries (other than an Excluded Subsidiary).

In the event that we consolidate with or merge with or into another corporation or sell substantially all of our assets to any other corporation in compliance with the foregoing limitations, the surviving entity (if other than us) will be substituted for us under the indenture, and we will be discharged from all of our obligations under the indenture.

Reports

The indenture provides that, notwithstanding that we may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after we file them with the SEC),

(1)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(2)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(3)	promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form); and

(4)	any other information, documents and other reports which we would be required to file with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that (1) if we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we may complete any such reports as though our only registered securities are non-convertible debt securities and (2) we shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event, we will make available such information to prospective purchasers of notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time we would be required to file such information with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Notwithstanding the foregoing, (a) we will be deemed to have furnished such reports referred to above to the Trustee and holders if we have filed such reports with the SEC via the EDGAR filing system (or any successor system) or, if we are not subject to reporting under Section 13 or 15(d) of the Exchange Act and are not permitted to file such reports with the SEC, if we post such reports on our publicly available website and (b) at any time when we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will not be deemed to have failed to comply with any of its obligations under this section until 30 days after the date any report hereunder is due.

Future Guarantors

The indenture provides that the Company will cause each Wholly Owned Domestic Subsidiary of the Company other than, at the election of the Company, an Excluded Subsidiary, that incurs as an issuer, co-issuer, borrower or guarantor of any, (i) Capital Markets Debt or (ii) Tranche B Term Loan (excluding any Indebtedness incurred as permitted pursuant to the definition of Credit Agreement) after the Issue Date, in an amount that, together with any other such Indebtedness (excluding any Indebtedness incurred as permitted pursuant to the definition of Credit Agreement) issued, co-issued or guaranteed by such Wholly Owned Domestic Subsidiary and then outstanding, exceeds at the time of such incurrence, 15% of Consolidated Net Tangible Assets of the Company, to execute and deliver to the Trustee a supplemental indenture joining such Subsidiary to the indenture, pursuant to which such Subsidiary will guarantee payment of the notes (each such guarantee of the notes, a “Subsidiary Guarantee”) for so long as such Indebtedness giving rise to such guarantee obligation remains an obligation of such Subsidiary. In addition, the Company may cause other Subsidiaries to guarantee the notes at its option. The Subsidiary Guarantee of any such Subsidiary will be released upon:

(A)	the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary guarantor (or all or substantially all its assets or its Capital Stock) to a person which is not (after giving effect to such transaction) a Subsidiary or the Company;

(B)	any Subsidiary becoming an Excluded Subsidiary;

(C)	discharge of the indenture or legal defeasance or covenant defeasance; or

(D)	any Subsidiary guarantor ceasing to guarantee or be the issuer or borrower of all Capital Markets Debt and Tranche B Term Loans in excess of the dollar threshold specified above;

and in each such case such Subsidiary shall be deemed automatically and unconditionally released and discharged from all the Subsidiary’s obligations under the guarantee with respect to the notes without any further action required on the part of the Subsidiary, the Company, the Trustee or any holder of the notes. In the event of the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary (or all or substantially all its assets or its Capital Stock) to a person which is not (after giving effect to such transaction) a Subsidiary or the Company, such person shall not be subject to the Subsidiary’s obligations under the guarantee.

Events of Default

With respect to the notes, an “Event of Default” is defined in the indenture as being:

(1)	a failure to pay interest upon the notes that continues for a period of 30 days after payment is due;

(2)	a failure to pay the principal or premium, if any, on the notes when due upon maturity, redemption, acceleration or otherwise;

(3)	a failure by us or any Subsidiary to comply with any agreements contained in the indenture applicable to the notes for a period of 90 days after written notice to us of such failure from the Trustee (or to us and the Trustee from the holders of at least 25% of the principal amount of the notes to which such agreements relate);

(4)	the failure by us or any Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $100.0 million or its foreign currency equivalent; or

(5)	certain events of bankruptcy, insolvency or reorganization relating to us.

The indenture provides that if there is a continuing Event of Default with respect to the notes, either the Trustee or the holders of at least 25% of the outstanding principal amount of the notes affected thereby may declare the principal amount of all of the notes to be due and payable immediately. However, at any time after the Trustee or the holders, as the case may be, declare an acceleration with respect to notes, but before the applicable person has obtained a judgment or decree based on such acceleration, the holders of a majority in principal amount of the outstanding notes affected thereby may, under certain conditions, cancel such acceleration if we have cured all Events of Default (other than the nonpayment of accelerated principal) with respect to such notes or all such Events of Default have been waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.”

The indenture provides that, subject to the duties of the Trustee to act with the required standard of care, if there is a continuing Event of Default with respect to the notes, the Trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes unless such holders have offered to the Trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for security or indemnification of the Trustee and certain other conditions, the holders of a majority in principal amount of the notes affected thereby will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the notes.

No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture unless:

(1)	the Trustee has failed to institute such proceeding for 60 days after the holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the notes;

(2)	the holders of at least 25% in principal amount of the outstanding notes affected thereby have made a written request and offered security or indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee; and

(3)	the Trustee has not received from the holders of a majority in principal amount of the outstanding notes affected thereby a direction inconsistent with such request.

However, the holder of any note will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, such note on or after the date or dates they are to be paid as expressed in such note and to institute suit for the enforcement of any such payment.

We are required to furnish to the Trustee annually a statement as to the absence of certain defaults under the indenture. The indenture provides that the Trustee need not provide notice to holders of notes of any default (other than the nonpayment of principal or any premium or interest) if it considers it in the interest of the holders of notes not to provide such notice.

Modification and Waiver

We and the Trustee may modify or amend the indenture, including to release Subsidiary Guarantees, with the consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) of the holders of a majority of the principal amount of the notes then outstanding affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holders of all then outstanding notes:

(1)	change the due date of the principal of, or any installment of principal of or interest on, the notes;

(2)	reduce the principal amount of, or any premium or interest rate on, the notes;

(3)	change the place or currency of payment of principal of, or any premium or interest on, the notes;

(4)	impair the right to institute suit for the enforcement of any payment on or with respect to the notes after the due date thereof; or

(5)	reduce the percentage in principal amount of the notes then outstanding, the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of a majority of the principal amount of the notes then outstanding may waive future compliance by us with certain restrictive covenants of the indenture. The holders of at least a majority in principal amount of the notes then outstanding affected thereby may waive any past default under the indenture, except a failure by us to pay the principal of, or any premium or interest on, any notes or a provision that cannot be modified or amended without the consent of the holders of all notes then outstanding. Any such waiver may be obtained in connection with a purchase of, or tender offer or exchange offer for, notes.

The Company will not, and the Company will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, including any related tender offer consideration, whether by way of interest, fee or otherwise, to any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless the same consideration is offered to be paid or agreed to be paid to all holders of the notes affected thereby that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment. When determining “reasonably equivalent consideration” the Company may without limitation consider the relative trading values, remaining life and/or yield to maturity of the notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the Company or any Subsidiary will have any liability for any of our obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Satisfaction and Discharge

The indenture provides that we may be discharged from any and all obligations in respect of the notes (except for certain obligations to register the transfer or exchange of notes, to replace stolen, destroyed, lost or mutilated notes, to maintain paying agencies, to compensate and indemnify the Trustee or to furnish the Trustee (if the Trustee is not the registrar) with the names and addresses of holders of notes). We will be so discharged when (1) all of the notes have been delivered to the Trustee for cancellation or (2) all of the notes not previously delivered for cancellation (a) have become due and payable or (b) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name, and at our expense, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be.

Defeasance

The indenture provides that, upon compliance with certain conditions with respect to the notes, at our election:

•

we may terminate all our obligations under the notes and the indenture (except as to (i) rights of registration of transfer, substitution and exchange of the notes and our right of optional redemption, (ii) rights of holders to receive payment of principal of, premium, if any, and interest on such notes (but not the purchase price referred to under “—Change of Control” and any rights of the holders with respect to such amount), (iii) the rights, obligations and immunities of the Trustee under the indenture and (iv) certain other specified provisions in the indenture) (“legal defeasance”); or

•

we may omit to comply with the covenants described under “—Certain Covenants—Restrictions on Secured Debt,” “—Certain Covenants—Restrictions on Sale and Lease-Back Transactions,” “—Certain Covenants—Future Guarantors” and “—Change of Control” (all other obligations under the notes will remain in full force and effect), and any omission to comply with those covenants will not constitute an Event of Default with respect to the notes (“covenant defeasance”).

The conditions include:

•

depositing with the Trustee money and/or securities of the U.S. government in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay each installment of principal of, and any premium and interest on, the notes on the due dates for those payments in accordance with the terms of the notes; and

•

delivering to the Trustee an Opinion of Counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our rights of discharge, legal defeasance or covenant defeasance, any Subsidiary Guarantee then in effect automatically shall be released without any further action on the part of such Subsidiary, the Company, the Trustee or any holder of notes.

Covenant Defeasance and Certain Events of Default

If we exercise our option to effect a covenant defeasance with respect to the notes as described above and the notes are thereafter declared due and payable because of an Event of Default (other than an Event of Default caused by failing to comply with the covenants that are defeased), the amount of money and securities we have deposited with the Trustee would be sufficient to pay amounts due on the notes on their respective due dates but may not be sufficient to pay amounts due on the notes at the time of acceleration resulting from such Event of Default. However, we would remain liable for such payments.

Governing Law

The indenture and the notes are governed by the laws of the State of New York.

The Trustee and Paying Agent

U.S. Bank National Association is the Trustee under the indenture. The Trustee and its affiliates have engaged, currently are engaged, and may in the future engage in financial or other transactions with the Company and its affiliates in the ordinary course of their respective businesses, subject to the TIA.

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. If an Event of Default shall have occurred and continues that is actually known to the Trustee, the Trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

“Attributable Debt” means, in the context of a Sale and Lease-Back Transaction, what we believe in good faith to be the present value, discounted at the interest rate implicit in the lease involved in such Sale and Lease-Back Transaction, of the lessee’s obligation under the lease for rental payments during the remaining term of such lease, as it has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount of rent will be the lesser of (x) the net amount determined assuming termination upon the first date the lease may be terminated (in which case the net amount will also include the amount of the penalty, but will not include any rent that would be required to be paid under the lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination. For purposes of this definition, any amounts lessee must pay, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts lessee must pay under the lease contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges are not included in the determination of lessee’s obligations under the lease.

“Board of Directors” means, as to any Person, the board of directors or supervisory board of such Person, or equivalent governing body (or, if such Person is a partnership or limited liability company, the board of directors or other governing body of the general partner or manager of such Person) or any duly authorized committee thereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law or executive order to close.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with generally accepted accounting principles in effect in the United States as of the date of the indenture.

“Capital Markets Debt” means any debt securities evidenced by notes, bonds or debentures (excluding, for the avoidance of doubt, any term loan, revolving loan or Qualified Receivables Financing) issued in the capital markets by the Company or any Subsidiary, whether issued in a public offering or private placement, including pursuant to Section 4(2) of the Securities Act or Rule 144A, Regulation S or Regulation D under the Securities Act.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents” means (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof; (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the Laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1.0 billion, in each case with maturities of not more than 180 days from the date of acquisition thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof; (d) investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940 the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (b) above; and (f) in the case of any Foreign Subsidiary, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized, has its principal place of business or conducts business which are similar to the items specified in subsections (a) through (e) of this definition made in the ordinary course of business.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or any of its Subsidiaries (other than an Excluded Subsidiary); or

(2)	the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, other than by virtue of (a) the imposition of a holding company or (b) the reincorporation of the Company in another jurisdiction, if in the case of either (a) or (b) the beneficial owners of the Voting Stock of the Company immediately prior to such transaction directly or indirectly hold a majority of the voting power of the Voting Stock of such holding company or reincorporation entity immediately thereafter.

“Change of Control Offer” has the meaning ascribed to such term under “—Change of Control.”

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any date of redemption, (1) the average of two Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated EBITDA” means, in respect of any Person for any period, the consolidated operating income plus consolidated depreciation, amortization and other non-cash charges and losses and minus consolidated non-cash credits, gains and income, in each case of such Person and its Subsidiaries for such period; it being understood that such amounts may be determined on a combined basis for a disposed group.

“Consolidated Net Leverage Ratio” means the ratio of the aggregate of all consolidated Indebtedness of such Person and its Subsidiaries (less any unrestricted cash and Cash Equivalents) at the end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction giving rise to the need to calculate such amount to the aggregate Consolidated EBITDA of such Person for the prior four fiscal quarters (treated as one period) for which financial information in respect thereof is available immediately preceding such date, and in each case, calculated on a pro forma basis.

“Consolidated Net Tangible Assets” means, with respect to any Person, the Total Assets of such Person and its Subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of such Person), in each case calculated in accordance with GAAP, provided that in the event that such Person or any of its Subsidiaries assumes or acquires any assets in connection with the acquisition by such Person and its Subsidiaries of another Person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.

“Credit Agreement” means (x) the credit agreement, dated as of August 23, 2011, among the Company, the lenders party thereto, The Bank of Nova Scotia, as administrative agent, swing line lender and L/C issuer and the other agents, arrangers and lenders party thereto, together with any related documents (including any security documents and guarantee agreements), as the same may be amended, modified, supplemented, extended, renewed, refinanced, replaced or substituted from time to time and (y) any other Indebtedness of the Company, in an aggregate amount outstanding at any time under clauses (x) and (y) not to exceed the greater of (A) $4,150.0 million and (B) an amount such that the Consolidated Net Leverage Ratio of the Company shall not exceed 2.50:1.00.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company.

“Event of Default” has the meaning set forth under “—Events of Default.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Subsidiary” means (i) any Receivables Subsidiary, (ii) any Qualified Non-Recourse Subsidiary, (iii) any Special Purpose Subsidiary and (iv) any Foreign Subsidiary.

“Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the Issue Date, the Company may irrevocably elect to apply International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board in lieu of GAAP and, upon any such election, references in this indenture to GAAP shall thereafter be construed to mean IFRS as in effect from time to time. The Company shall give notice of any such election to the Trustee.

“Indebtedness” means indebtedness for borrowed money.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means August 7, 2012.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary or any of its Subsidiaries but in which the Company or a Subsidiary has a direct or indirect equity or similar interest.

“Long-Term Indebtedness” means any Indebtedness maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such Indebtedness is included in current liabilities).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” has the meaning set forth under “—Certain Covenants—Restrictions on Secured Debt.”

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, any Financial Director or the Secretary or Assistant Secretary of any Person (or, with respect to a Person that is a limited partnership, the general partner of such Person), or any other officer designated by the Board of Directors serving in a similar capacity.

“Officer’s Certificate” means a certificate signed on behalf of any Person by an Officer of such Person, who must fulfill the function of the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, which meets the requirements set forth in the indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or to the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Property” has the meaning set forth under “—Certain Covenants—Restrictions on Secured Debt.”

“Qualified Non-Recourse Debt” means Indebtedness that (1) is (a) incurred by a Qualified Non-Recourse Subsidiary to finance (whether prior to or within one year after) the acquisition, lease, construction, repair, replacement or improvement of any Property (real or personal) or equipment (whether through the direct purchase of Property or the Capital Stock of any Person owning such Property and whether in a single acquisition or a series of related acquisitions) or (b) assumed by a Qualified Non-Recourse Subsidiary, (2) is non-recourse to the Company and (3) is non-recourse to any Subsidiary that is not a Qualified Non-Recourse Subsidiary.

“Qualified Non-Recourse Subsidiary” means (1) a Subsidiary that is formed or created after the Issue Date in order to finance an acquisition, lease, construction, repair, replacement or improvement of any Property or equipment (directly or through one of its Subsidiaries) that secures Qualified Non-Recourse Debt and (2) any Subsidiary of a Qualified Non-Recourse Subsidiary.

“Qualified Receivables Financing” means the securitization of accounts receivables and related assets of the Company and its Subsidiaries on customary market terms (including, without limitation, Standard Securitization Undertakings and a Receivables Repurchase Obligation) as determined in good faith by the Company to be in the aggregate commercially fair and reasonable to the Company and its Subsidiaries taken as a whole.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company as Quotation Agent.

“Rating Agency” means (1) S&P, (2) Moody’s or (3) if either of S&P or Moody’s shall not then exist, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s, as the case may be.

“Ratings Event” means with respect to the notes at any time from or after the occurrence of a Change of Control and until the earlier to occur of (x) 60 days after the later of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) and (y) both Rating Agencies publicly issuing or reaffirming an Investment Grade Rating on the notes following such Change of Control, the notes have a below Investment Grade Rating by both Rating Agencies.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company in which the Company or any Subsidiary makes an investment and to which the Company or any Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Company (as provided below) as a Receivables Subsidiary and:

(a)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)	with which neither the Company nor any other Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of the Company; and

(c)	to which neither the Company nor any other Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

The foregoing conditions shall not be violated by reason of any contractual obligation on the part of the Company to maintain the solvency of any Receivables Subsidiary on terms that the Company has determined in good faith to be reasonably necessary to facilitate a Qualified Receivables Financing. Any such designation by the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Reference Treasury Dealer” means (1) Citigroup Global Markets Inc. and its successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we shall substitute another Primary Treasury Dealer and (2) three other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Sale and Lease-Back Transaction” means the leasing by the Company or any Subsidiary of any Property, whether owned at the date of the indenture or acquired after the date of the indenture (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between us and any Subsidiary or between Subsidiaries), which Property has been or is to be sold or transferred by the Company or such Subsidiary to any party with the intention of taking back a lease of such Property.

“SEC” means the U.S. Securities and Exchange Commission.

“Special Purpose Subsidiary” means any Subsidiary whose material assets are comprised solely of the Capital Stock of a Joint Venture, where the pledge of such Capital Stock would be prohibited by any contractual requirement pertaining to such Joint Venture.

“Standard Securitization Undertakings” means representations, warranties, undertakings, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary which the Company has determined in good faith to be customary in a Qualified Receivables Financing.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this “Description of the 2022 Notes” shall refer to a Subsidiary or Subsidiaries of the Company.

“Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Issue Date, (x) as shown on the most recent balance sheet of such Person, or (y) in regards to the Company only, as shown on the most recent balance sheet of the Company.”

“Tranche B Term Loan” means a senior secured term loan of the Company syndicated in the institutional term loan “B” market, substantially as such market exists on the Issue Date, and having terms consistent with the Company’s existing Term Loan B under the Credit Agreement as in existence on the Issue Date.

“Treasury Rate” means, with respect to any date of redemption, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue; provided that, if no maturity is within three months before or after the remaining term of the notes to be redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Voting Stock” of any Person means the Capital Stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

“Wholly Owned Domestic Subsidiary” means any Wholly Owned Subsidiary that is a Domestic Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock of which (other than directors’ qualifying shares or shares required to be held by others in Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

The Global Notes

Initially, the Exchange Notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited on the issue date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain with the trustee under the applicable indenture as custodian for DTC.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below.

All interests in the Global Notes, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems.

Certain Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants (collectively, the “Participants”) and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

We expect that pursuant to procedures established by DTC (1) upon deposit of each Global Note, DTC will credit the accounts of Participants with an interest in the Global Note and (2) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a

Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Notes for all purposes under the indentures. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indentures for any purpose, including with respect to the giving of any direction, instruction or approval to the respective trustees thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the indentures or such Global Notes. We understand that under existing industry practice, in the event that we request any action of holders of Notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments with respect to the principal of, and premium, if any, and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the applicable trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Notes representing such Notes under the indentures. Under the terms of each indenture, we and the applicable trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the applicable trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in the Global Notes by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the applicable trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If:

•

we notify the applicable trustee in writing that DTC is no longer willing or able to act as a depositary for the Global Notes in respect of any series of the Notes or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation; or

•

an event of default has occurred and is continuing in respect of any series of the Notes and the registrar has received a request from DTC or a beneficial owner in a Global Note of such series to issue Certificated Notes, then, upon surrender by DTC of the applicable Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes of such series represented by the applicable Global Notes. Upon any such issuance, the applicable trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither we nor the applicable trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences of the exchange offers to certain holders of Original Notes who exchange Original Notes for Exchange Notes pursuant to the exchange offers, but it is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that acquired Original Notes at original issue for cash and holds such Original Notes as a capital asset within the meaning of Section 1221 of the Code.

An exchange of Original Notes for Exchange Notes pursuant to the exchange offers will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders who exchange their Original Notes for Exchange Notes pursuant to the exchange offers, and any such holder will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Original Notes immediately before the exchange.

The foregoing discussion of certain U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of Original Notes considering the exchange offers should consult its own tax advisor regarding the tax consequences of the exchange offers to it, including those under state, foreign and other tax laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed to use our commercially reasonable efforts to keep the registration statement of which this prospectus forms a part continuously effective, supplemented and amended as required by the registration rights agreements to the extent necessary to ensure that it is available for resales of Exchange Notes acquired by broker-dealers for their own accounts as a result of market making activities or other trading activities, and to ensure that it conforms in all material respects with the requirements of the applicable registration rights agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which this registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities; provided that we may, for a period of up to 60 days in any three-month period, not to exceed 90 days in any calendar year, determine that the registration statement is not usable under certain circumstances relating to corporate developments, public filings with the SEC and similar events, and suspend the use of the prospectus (or any other prospectus forming a part of the registration statement).

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

During the period described above, we will promptly send additional copies of the prospectus and any amendment or supplement to the prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF THE SECURITIES

Certain legal matters with respect to the validity of the Exchange Notes offered hereby relating to: (i) New York law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York and (ii) Kentucky law will be passed upon for us by Peter J. Ganz, Senior Vice President, General Counsel and Secretary of Ashland Inc.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The independent reserve estimates for future asbestos claims and related costs given various assumptions (which is included in Financial Statements and Supplementary Data) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2012, have been so incorporated in reliance on estimates provided by Hamilton, Rabinovitz & Associates, Inc.

Ashland Inc.

Offer to Exchange up to $600,000,000 3.000% Senior Notes due 2016 for a Like Principal Amount of 3.000% Senior Notes due 2016 which have been registered under the Securities Act of 1933;

Offer to Exchange up to $700,000,000 3.875% Senior Notes due 2018 for a Like Principal Amount of 3.875% Senior Notes due 2018 which have been registered under the Securities Act of 1933;

Offer to Exchange up to $1,125,000,000 4.750% Senior Notes due 2022 for a Like Principal Amount of 4.750% Senior Notes due 2022 which have been registered under the Securities Act of 1933; and

Offer to Exchange up to $375,000,000 6.875% Senior Notes due 2043 for a Like Principal Amount of 6.875% Senior Notes due 2043 which have been registered under the Securities Act of 1933.

PROSPECTUS

                    , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

(a) Kentucky Business Corporation Act

Sections 271B.8-500 through 580 of the Kentucky Business Corporation Act (which we refer to as the “KBCA”) provide for indemnification of directors, officers, employees and agents of Kentucky corporations, subject to certain limitations. Although the below discussion is specific to directors, Section 271B.8-560 permits a corporation to indemnify and advance expenses to officers, employees and agents to the same extent as a director and gives an officer who is not a director the same statutory right to mandatory indemnification and to apply for court-ordered indemnification as afforded a director. A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action by its board of directors, or contract.

Section 271B.8-520 of the KBCA provides that, unless limited by the articles of incorporation, a corporation shall indemnify against reasonable expenses incurred in connection with a proceeding any director who entirely prevails in the defense of any proceeding to which the individual was a party because he or she is or was a director of the corporation. The term “proceeding” includes any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 271B.8-510 of the KBCA permits a corporation to indemnify an individual who is made a party to a proceeding because the individual is or was a director, as long as the individual (i) conducted himself or herself in good faith, (ii) reasonably believed, in the case of conduct in his or her official capacity with the corporation, that the conduct was in the best interests of the corporation or, in all other cases, was at least not opposed to its best interests, and (iii) in a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere shall not be, alone, determinative that the director did not meet the applicable standard of care. Indemnification may be made against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred with respect to a proceeding, except that if the proceeding was by or in the right of the corporation, indemnification may be made only against reasonable expenses.

Section 271B.8-510 of the KBCA specifically prohibits indemnification in (i) a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, where the director is adjudged liable on the basis of having received an improper personal benefit.

Pursuant to Section 271B.8-550, a determination that indemnification is permissible because the individual met the applicable standard of conduct must first be made before a director can be indemnified. This determination can be made (i) by majority vote of a quorum of disinterested directors or, if a quorum cannot be obtained, by majority vote of a committee made up solely of two or more disinterested directors, (ii) by special legal counsel selected by the majority vote of a quorum of disinterested directors or, if a quorum cannot be obtained, by majority vote of a committee made up solely of two or more disinterested directors; provided, however, if there are not two disinterested directors, then legal counsel can be selected by a majority vote of the full board of directors, or (iii) by the shareholders, but shares owned by any interested director cannot be voted.

Under Section 271B.8-530, Ashland may advance expenses incurred by a director who is party to a proceeding prior to the final disposition if (i) the director furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the KBCA standards of director conduct, (ii) the director furnishes the corporation with a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, and (iii) a determination is made that the facts known to those making the determination would not preclude indemnification under the KBCA’s director indemnification provisions.

The indemnification and advancement of expenses provided by, or granted pursuant to, KBCA Sections 271B.8-500 – 271B.8-580 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may otherwise be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

(b) Articles of Incorporation and By-laws of Ashland

Article X of Ashland’s Third Restated Articles of Incorporation (the “Restated Articles”) permits, but does not require, Ashland to indemnify its directors, officers and employees to the fullest extent permitted by law. Ashland’s By-laws (the “By-laws”) require indemnification of its officers and employees under certain circumstances.

In general, Article X of the Restated Articles and Article VIII, Section 1 of the By-laws provide for indemnification of any individual who was or is a party to any threatened, pending or completed claim, action, suit or proceeding by reason of his or her status as a director, officer or employee of Ashland or of another entity at Ashland’s request (collectively referred to as a “covered person”) against any reasonable costs and expenses (including attorneys’ fees) and any liabilities (including judgments, fines, penalties or reasonable settlements) reasonably paid by or imposed against the individual if the individual:

•	has been successful on the merits or otherwise with respect to such claim, action, suit or proceeding; or

•

acted in good faith, in what the person reasonably believed to be the best interests of Ashland or such other entity, as the case may be, and in addition, in any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Pursuant to Article VIII, Sections 2-4 of the By-laws, indemnification based on good faith and reasonable belief shall be made unless it is determined by any of the following that the covered person has not met the standard of conduct required for good faith indemnification (as described above):

•	the board of directors, acting by a quorum consisting of directors who were not parties to (or who were determined to have been successful with respect to) the claim, action, suit or proceeding;

•	a committee of the board of directors consisting of directors who were not parties to (or who were determined to have been successful with respect to) the claim, action, suit or proceeding;

•	any officer or group of officers who, by resolution adopted by the board of directors, has been given authority to make such determinations; or

•	either of the following selected by the board of directors if a disinterested committee of the board cannot be obtained:

(i)	independent legal counsel (who may be the regular counsel of Ashland) who has delivered to Ashland a written determination; or

(ii)	an arbitrator or a panel of arbitrators (which panel may include directors, officers, employees or agents of Ashland) who has delivered to Ashland a written determination.

Article VIII, Section 5 of the By-laws requires Ashland to advance expenses to a director, officer or employee prior to the final disposition of the claim, action, suit or proceeding, but the individual shall be obligated to repay the advances if it is ultimately determined that the individual is not entitled to indemnification. In addition, the By-laws provide that Ashland may, as a condition to advancing the expenses, require the director, officer or employee to sign a written instrument acknowledging such obligation to repay expenses if it is ultimately determined that the person is not entitled to indemnity. Ashland also may refuse to advance expenses or discontinue advancing expenses if it is determined by Ashland, in its sole and exclusive discretion, not to be in the best interest of Ashland.

Notwithstanding the other provisions of Article VIII, pursuant to Article VIII, Section 6 of the By-laws, no person shall be indemnified in respect of any claim, action, suit or proceeding, initiated by such person or such person’s representative, or which involved the voluntary solicitation or intervention of such person or such person’s representative. Article VIII, Section 7 of the By-laws provides that the rights of indemnification provided under Article VIII shall be in addition to any other rights to which the director, officer or employee may otherwise be entitled. Further, in the event of any such person’s death, then their indemnification rights extend to their heirs and legal representatives.

(c) Contracts

Ashland has entered into indemnification agreements with each of its directors that require indemnification to the fullest extent permitted by law (as described above), subject to certain exceptions and limitations.

(d) Insurance

Section 271B.8-570 permits a corporation to purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation, who is or was serving in that capacity, against liability asserted against or incurred in that capacity or arising from that status, whether or not the corporation would have power to indemnify against the same liability.

Ashland has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) Ashland against certain costs that it might be required to pay by way of indemnification to directors or officers under the Restated Articles or the By-laws, indemnification agreements or otherwise, and protects individual directors and officers from certain losses for which they might not be indemnified by Ashland. In addition, Ashland has purchased insurance that provides liability coverage (subject to certain terms and conditions, exclusion and deductibles) for amounts that Ashland or the fiduciaries under their employee benefit plans, which may include its respective directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.

Item 21.	Exhibits

Exhibit No.	Description of Document

3.1	Third Restated Articles of Incorporation of Ashland and amendment thereto effective February 3, 2009 (filed as Exhibit 3.1 to Ashland’s Form 10-Q for the quarter ended December 31, 2008 (SEC File No. 001-32532), and incorporated herein by reference).

3.2	By-laws of Ashland, effective as of June 30, 2005 (filed as Exhibit 3(ii) to Ashland’s Form 10-Q for the quarter ended June 30, 2005 (SEC File No. 001-32532), and incorporated herein by reference).

4.1	Ashland agrees to provide the SEC, upon request, copies of instruments defining the rights of holders of long-term debt of Ashland and all of its subsidiaries for which consolidated or unconsolidated financial statements are required to be filed with the SEC.

4.2	Indenture, dated as of August 15, 1989, as amended and restated as of August 15, 1990, between Ashland Inc. and Citibank, N.A., as Trustee (filed as Exhibit 4.2 to Ashland’s Form 10-K for the fiscal year ended September 30, 2008 (SEC File No. 001-32532), and incorporated herein by reference).

4.3	Agreement of Resignation, Appointment and Acceptance, dated as of November 30, 2006, by and among Ashland Inc., Wilmington Trust Company (Wilmington) and Citibank, N.A. (Citibank) whereby Wilmington replaced Citibank as Trustee under the Indenture dated as of August 15, 1989, as amended and restated as of August 15, 1990, between Ashland Inc. and Citibank (filed as Exhibit 4 to Ashland’s Form 10-Q for the quarter ended December 31, 2006 (SEC File No. 001-32532), and incorporated herein by reference).

4.4	Warrant Agreement dated July 27, 1999 between Hercules and The Chase Manhattan Bank, as warrant agent (filed as Exhibit 4.4 to Hercules’ Form 8-K filed on July 28, 1999 (SEC File No. 001-00496), and incorporated herein by reference).

4.5	Form of Series A Junior Subordinated Deferrable Interest Debentures (filed as Exhibit 4.5 to Hercules’ Form 8-K filed on July 28, 1999 (SEC File No. 001-00496), and incorporated herein by reference).

4.6	Form of CRESTSSM Unit (filed as Exhibit 4.7 to Hercules’ Form 8-K filed on July 28, 1999 (SEC File No. 001-00496), and incorporated herein by reference).

4.7	Form of Warrant (filed as Exhibit 4.8 to Hercules’ Form 8-K filed on July 28, 1999 (SEC File No. 001-00496), and incorporated herein by reference).

4.8	Indenture, dated as of August 7, 2012, between Ashland Inc. and U.S. Bank N.A., as Trustee (filed as Exhibit 4.1 to Ashland’s Form 8-K filed on September 21, 2012 (SEC File No. 001-32532), and incorporated herein by reference).

4.9	Registration Rights Agreement, dated as of August 7, 2012, between Ashland Inc. and Citigroup Global Markets Inc., as representative of the several Initial Purchasers (filed as Exhibit 4.2 to Ashland’s Form 8-K filed on September 21, 2012 (SEC File No. 001-32532), and incorporated herein by reference).

4.10	Registration Rights Agreement dated as of February 26, 2013, among Ashland Inc., and Citigroup Global Markets Inc. as representative of the initial purchasers, in respect of the senior notes due 2016, 2018 and 2043 (filed as Exhibit 4.1 to Ashland’s Form 8-K filed on February 27, 2013 (SEC File No. 001-32532), and incorporated herein by reference).

4.11	Registration Rights Agreement dated as of February 26, 2013, among Ashland Inc., and Citigroup Global Markets Inc. as representative of the initial purchasers, in respect of the additional senior notes due 2022 (filed as Exhibit 4.2 to Ashland’s Form 8-K filed on February 27, 2013 (SEC File No. 001-32532), and incorporated herein by reference).

4.12	Indenture dated as of February 26, 2013, between Ashland Inc. and U.S. Bank National Association, as trustee, in respect of the senior notes due 2016, 2018 and 2043 (filed as Exhibit 4.3 to Ashland’s Form 8-K filed on February 27, 2013 (SEC File No. 001-32532), and incorporated herein by reference).

4.13	First Supplemental Indenture dated as of February 26, 2013, between Ashland Inc. and U.S. Bank National Association, as trustee, in respect of the senior notes due 2016, 2018 and 2043 (filed as Exhibit 4.4 to Ashland’s Form 8-K filed on February 27, 2013 (SEC File No. 001-32532), and incorporated herein by reference).

4.14	First Supplemental Indenture dated as of February 26, 2013, between Ashland Inc. and U.S. Bank National Association, as trustee, in respect of the senior notes due 2022 (filed as Exhibit 4.6 to Ashland Inc.’s Form 8-K filed on February 27, 2013 (SEC File No. 001-32532), and incorporated herein by reference).

4.15	Registration Rights Agreement dated as of March 14, 2013, between Ashland Inc. and Citigroup Global Markets Inc., as initial purchaser, in respect of the senior notes due 2043 (filed as Exhibit 4.1 to Ashland Inc.’s Form 8-K filed on March 18, 2013 (SEC File No. 001-32532), and incorporated herein by reference).

4.16	Second Supplemental Indenture dated as of March 14, 2013, between Ashland Inc. and U.S. Bank National Association, as trustee, in respect of the senior notes due 2043 (filed as Exhibit 4.1 to Ashland Inc.’s Form 8-K filed on March 18, 2013 (SEC File No. 001-32532), and incorporated herein by reference).

5.1*	Opinion of Cravath, Swaine & Moore LLP.

5.2**	Opinion of Peter J. Ganz.

10.1	Ashland Inc. Deferred Compensation Plan for Non-Employee Directors and Amendment No. 1 (filed as Exhibit 10.5 to Ashland’s Form 10-Q for the quarter ended December 31, 2004 (SEC File No. 001-02918), and incorporated herein by reference).

10.2	Ashland Inc. Deferred Compensation Plan and Amendment No. 1 (filed as Exhibit 10.3 to Ashland’s Form 10-Q for the quarter ended December 31, 2004 (SEC File No. 001-02918), and incorporated herein by reference).

10.3	Amended and Restated Ashland Inc. Deferred Compensation Plan for Employees (2005) (filed as Exhibit 10.3 to Ashland’s Form 10-K for the fiscal year ended September 30, 2008 (SEC File No. 001-32532), and incorporated herein by reference).

10.4	Amended and Restated Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (2005) (filed as Exhibit 10.4 to Ashland’s Form 10-K for the fiscal year ended September 30, 2008 (SEC File No. 001-32532), and incorporated herein by reference).

10.5	Amended and Restated Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (filed as Exhibit 10.5 to Ashland’s Form 10-K for the fiscal year ended September 30, 2010 (SEC File No. 001-32532), and incorporated herein by reference).

10.6	Ashland Supplemental Defined Contribution Plan for Certain Employees (filed as Exhibit 10.3 to Ashland’s Form 10-Q for the quarter ended March 31, 2011 (SEC File No. 001-32532), and incorporated herein by reference).

10.7	Amended and Restated Ashland Inc. Nonqualified Excess Benefit Pension Plan (filed as Exhibit 10.6 to Ashland’s Form 10-K for the fiscal year ended September 30, 2008 (SEC File No. 001-32532), and incorporated herein by reference).

10.8	Hercules Incorporated Employee Pension Restoration Plan (filed as Exhibit 10.9 to Ashland’s Form 10-K for the fiscal year ended September 30, 2010 (SEC File No. 001-32532), and incorporated herein by reference).

10.9	Form of Chief Executive Officer Change in Control Agreement (filed as Exhibit 10.1 to Ashland’s Form 8-K filed on January 7, 2009 (SEC File No. 001-32532), and incorporated herein by reference).

10.10	Form of Executive Officer Change in Control Agreement (filed as Exhibit 10.2 to Ashland’s Form 8-K filed on January 7, 2009 (SEC File No. 001-32532), and incorporated herein by reference).

10.11	Form of Executive Officer Change in Control Agreement, effective for agreements entered into after July 2009 (filed as Exhibit 10.11 to Ashland’s Form 10-K for the fiscal year ended September 30, 2009 (SEC File No. 001-32532), and incorporated herein by reference).

10.12	Ashland Inc. Severance Pay Plan (filed as Exhibit 10.3 to Ashland’s Form 8-K filed on January 7, 2009 (SEC File No. 001-32532), and incorporated herein by reference).

10.13	Employment Agreement between Ashland and John E. Panichella (filed as Exhibit 10.14 to Ashland’s Form 10-K for the fiscal year ended September 30, 2008 (SEC File No. 001-32532), and incorporated herein by reference).

10.14	Form of Indemnification Agreement between Ashland and members of its Board of Directors (filed as Exhibit 10.10 to Ashland’s annual report on Form 10-K for fiscal year ended September 30, 2005 (SEC File No. 001-32532), and incorporated herein by reference).

10.15	Amended and Restated Ashland Inc. Incentive Plan (filed as Exhibit 10.17 to Ashland’s Form 10-K for the fiscal year ended September 30, 2009 (SEC File No. 001-32532), and incorporated herein by reference).

10.16	2006 Ashland Inc. Incentive Plan (filed as Exhibit 10 to Ashland’s Form 10-Q for the quarter ended December 31, 2005 (SEC File No. 001-32532), and incorporated herein by reference).

10.17	Amendment to 2011 Ashland Inc. Incentive Plan (filed as Exhibit 10.1 to Ashland’s Form 8-K filed on February 1, 2013 (SEC File No. 001-32532), and incorporated herein by reference).

10.18	Amended and Restated 2011 Ashland Inc. Incentive Plan (filed as Exhibit 10.2 to Ashland’s Form 8-K filed on February 1, 2013 (SEC File No. 001-32532), and incorporated herein by reference).

10.19	Form of Stock Appreciation Rights Award Agreement (filed as Exhibit 10.4 to Ashland’s Form 10-Q for the quarter ended March 31, 2011 (SEC File No. 001-32532), and incorporated herein by reference).

10.20	Form of Performance Unit (LTIP) Award Agreement (filed as Exhibit 10.5 to Ashland’s Form 10-Q for the quarter ended March 31, 2011 (SEC File No. 001-32532), and incorporated herein by reference).

10.21	Form of Restricted Stock Award Agreement (filed as Exhibit 10.6 to Ashland’s Form 10-Q for the quarter ended March 31, 2011 (SEC File No. 001-32532), and incorporated herein by reference).

10.22	Form of Restricted Stock Unit Agreement (filed as Exhibit 10.22 to Ashland’s Form 10-K for the fiscal year ended September 30, 2011 (SEC File No. 001-32532), and incorporated herein by reference).

10.23	Master Formation Agreement dated July 15, 2010, among Ashland, Süd-Chemie Aktiengesellschaft and Ashland-Südchemie-Kernfest GmbH filed as Exhibit 10.26 to Ashland’s Form 10-K for the fiscal year ended September 30, 2010 (SEC File No. 001-32532), and incorporated herein by reference).

10.24	Master Contribution and Sale Agreement dated July 15, 2010, among Ashland, Ashland International Holdings, Inc., Süd-Chemie Aktiengesellschaft, Tecpro Holding Corporation Inc. and Ashland-Südchemie-Kernfest GmbH (filed as Exhibit 10.27 to Ashland’s Form 10-K for the fiscal year ended September 30, 2010 (SEC File No. 001-32532), and incorporated herein by reference).

10.25	Shareholders’ Agreement effective November 30, 2010 by and between Süd-Chemie Aktiengesellschaft and Süd-Chemie Finance GmbH and Ashland and Ashland International Holdings, Inc. (filed as Exhibit 10 to Ashland’s Form 10-Q for the quarter ended December 31, 2010 (SEC File No. 001-32532), and incorporated herein by reference).

10.26	Agreement of Purchase and Sale dated November 5, 2010, by and between Ashland Inc. and TPG Accolade, LLC (filed as Exhibit 2.1 to Ashland’s Form 8-K filed on November 10, 2010 (SEC File No. 001-32532), and incorporated herein by reference).

10.27	Amendment Agreement dated March 31, 2011, by and between Ashland and Nexeo Solutions, LLC, formerly known as TPG Accolade, LLC (filed as Exhibit 10.1 to Ashland’s Form 8-K filed on April 5, 2011 (SEC File No. 001-32532), and incorporated herein by reference).

10.28	Stock Purchase Agreement dated as of May 30, 2011, entered into by and among The Samuel J. Heyman 1981 Continuing Trust for Lazarus S. Heyman, The Samuel J. Heyman 1981 Continuing Trust for Eleanor S. Heyman, The Samuel J. Heyman 1981 Continuing Trust for Jennifer L. Heyman, The Samuel J. Heyman 1981 Continuing Trust for Elizabeth D. Heyman, The Lazarus S. Heyman Age 50 Trust for Assets Appointed Under Will of Lazarus S. Heyman, The Eleanor S. Heyman Age 50 Trust for Assets Appointed Under Will of Lazarus S. Heyman, The Jennifer L. Heyman Age 50 Trust for Assets Appointed Under Will of Lazarus S. Heyman, The Elizabeth D. Heyman Age 50 Trust for Assets Appointed Under Will of Lazarus S. Heyman, The Horizon Holdings Residual Trust, RFH Investment Holdings LLC, Ashland and Ronnie F. Heyman, as representative of the Seller Parties (filed as Exhibit 2.1 to Ashland’s Form 8-K filed on May 31, 2011 (SEC File No. 001-32532), and incorporated herein by reference).

10.29	Transfer and Administration Agreement, dated as of August 31, 2012, among CVG Capital III LLC, Ashland Inc., Hercules Incorporated, Aqualon Company, ISP Technologies Inc., ISP Synthetic Elastomers LLC, and each other entity from time to time party thereto as an Originator, as Originators, Ashland Inc., as initial Master Servicer, each of Liberty Street Funding LLC, Market Street Funding LLC and Gotham Funding Corporation, as Conduit Investors and Uncommitted Investors, The Bank of Nova Scotia, as the Agent, a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor, and the Letter of Credit Issuers, Managing Agents, Administrators, Uncommitted Investors and Committed Investors parties thereto from time to time (filed as Exhibit 10.1 to Ashland’s Form 8-K filed on September 7, 2012 (SEC File No. 001-32532), and incorporated herein by reference).

10.30	Sale Agreement, dated as of August 31, 2012, among Ashland Inc., Hercules Incorporated, Aqualon Company, ISP Technologies Inc., ISP Synthetic Elastomers LLC and CVG Capital III LLC (filed as Exhibit 10.2 to Ashland’s Form 8-K filed on September 7, 2012 (SEC File No. 001-32532), and incorporated herein by reference).

10.31	Parent Undertaking, dated as of August 31, 2012, by Ashland Inc. in favor of The Bank of Nova Scotia and the Secured Parties (filed as Exhibit 10.3 to Ashland’s Form 8-K filed on September 7, 2012 (SEC File No. 001-32532), and incorporated herein by reference).

10.32	Credit Agreement, dated as of March 14, 2013, among Ashland Inc., as Borrower, The Bank of Nova Scotia, as Administrative Agent, Swing Line Lender and an L/C Issuer, Citibank, N.A., as Syndication Agent, Bank of America, N.A., Deutsche Bank Securities Inc. and PNC Bank, National Association, as Co-Documentation Agents, and the Lenders from time to time party thereto (filed as Exhibit 10.1 to Ashland’s Form 8-K filed on March 15, 2013 (SEC File No. 001-32532), and incorporated herein by reference).

12*	Computation of Ratio of Earnings to Fixed Charges.

21*	List of Subsidiaries.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Hamilton, Rabinovitz & Associates, Inc.

23.3*	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

23.4**	Consent of Peter J. Ganz (included in Exhibit 5.2).

24*	Powers of Attorney.

25*	Statement of Eligibility on Form T-1 of U.S. Bank, National Association, as trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Clients.

99.3*	Form of Letter to Brokers.

*	Previously filed.
**	Filed herewith.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Covington, Kentucky, on the 12th day of June, 2013.

ASHLAND INC.

By:	/s/ J. Kevin Willis
	Name:	J. Kevin Willis
	Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of June, 2013.

Signature	Title(s)	Date

* James J. O’Brien	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2013

/s/ J. Kevin Willis J. Kevin Willis	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 12, 2013

/s/ J. William Heitman J. William Heitman	Vice President and Controller (Principal Accounting Officer)	June 12, 2013

* Brendan M. Cummins	Director	June 12, 2013

* Roger W. Hale	Director	June 12, 2013

* Kathleen Ligocki	Director	June 12, 2013

* Vada O. Manager	Director	June 12, 2013

* Barry W. Perry	Director	June 12, 2013

Mark C. Rohr	Director	June 12, 2013

* George A. Schaefer, Jr.	Director	June 12, 2013

* Janice J. Teal, Ph.D.	Director	June 12, 2013

Signature	Title(s)	Date

* John F. Turner	Director	June 12, 2013

* Michael J. Ward	Director	June 12, 2013

*By:	/s/ Peter J. Ganz
Name: Peter J. Ganz
Title: Attorney-in-Fact

Date: June 12, 2013